UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 10
(Amendment No. 2 )

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Physicians Healthcare Management Group , Inc.
(Exact name or Registrant as specified in its charter)

Nevada	42-1639683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

700 South Poinciana Boulevard -- Suite 506
Miami, Florida 33166
(305) 779-1760
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices.)

Robert L. Trinka, Chairman, President and Chief Executive Officer
700 South Poinciana Boulevard -- Suite 506
Miami, Florida 33166
(305) 779-1760
(Registrant’s telephone number, including area code, of agent for service)

Copy To:
Carl N. Duncan, Esq.
Carl N. Duncan, Esq., LLC
5718 Tanglewood Drive
Bethesda, Maryland 20817
(301) 263-0500

Securities to be registered pursuant to Section 12(b) of the Act:
None

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this amended Form 10 are forward-looking statements about what may happen in the future. Forward looking statements include statements regarding our current beliefs, goals and expectations about matters such as our expected financial position and operating results, our business strategyand our financing plans. The forward-looking statements in this Form 10 are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. The forward-looking statements generally can be identified by the use of terms such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. We cannot guarantee that our forward-looking statements will turn out to be correct or that our beliefs and goals will not change. Our actual results could be very different from and worse than our expectations for various reasons. You should review carefully all information, including the discussion of risk factors in Part I along with the financial statements and the notes to the financial statements included in this amended Form 10. The forward-looking statements in this amended Form 10 are made only as of the date of this amended Form 10 We do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

iii

PART I.

ITEM 1. DESCRIPTION OF BUSINESS

Physicians Healthcare Management Group, Inc., a Nevada corporation originally organized in December 1996 (the “Company,” “Physicians Healthcare,” “we” or “our”), is a public company trading under the symbol “PHYH” on the OTC Markets/Pink Sheets. On November 9, 2010, the Securities and Exchange Commission issued a notice of effectiveness, concerning a registered spinoff, by Physicians Healthcare, of its then wholly-owned subsidiary, Phyhealth Corporation (Phyhealth), a Delaware corporation. Since that time, and as a result of the agreements facilitating the spinoff, Physicians Healthcare has held two assets, a $50,000 promissory note from Phyhealth and 3,472,713 shares of Phyhealth common stock, representing approximately 10% of Phyhealth's common stock, fully-diluted and approximately 53% of Phyhealth's outstanding common shares, and approximately 35% of the total voting control, given that the series A preferred stock has voting rights. Phyhealth and Physicians Healthcare currently share common directors and officers. Due to its minimal activities, no current operations or business  plans besides finding a buyer and/or a merger or acquisition candidate as well as having only nominal assets, the Company  constitutes a “shell” company as that term is defined in SEC Rule 144.  The purpose of this Form 10 filing is to facilitate the sale of the Company as a “clean,“ reporting shell or, alternatively, finding a merger or acquisition candidate with current operations.

THE COMPANY

While our management team has significant experience managing a publicly traded company, it has rather limited experience managing a publicly traded company reporting pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934 (the "Exchange Act"), which reporting obligations may divert their attention from our operations and harm our business. Management will be required to implement appropriate programs and policies to comply with existing disclosure requirements and to respond to increased reporting requirements pursuant to Section 404 of the Sarbanes-Oxley Act. These increased requirements include the preparation of an internal report which states the responsibility of management for establishing and maintaining an adequate internal control structure and procedures for financial reporting and containing an assessment, as of the end of each fiscal year, of the effectiveness of the internal control structure and procedures for financial reporting. Management’s efforts to familiarize itself with and to implement appropriate procedures to comply with the disclosure requirements of the federal securities laws could divert its attention from the operation of our business. Management’s failure to comply with the disclosure requirements of the federal securities laws could lead to the imposition of fines and penalties by the SEC or the cessation of trading of our common stock.

Risks Related to Our Common Stock

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and you may be unable to resell your shares at or above the price at which you purchased such shares, in response to a number of factors that are beyond our control, including, but not limited to:

·   quarterly variations in our revenues and operating expenses;
·   developments in the financial markets as well as  worldwide or regional economies;
·   announcements of innovations or new products or services by us or our competitors;
·   significant sales of our common stock or other securities in the open market; and
·   changes in accounting principles.

In the past, shareholders have sometimes instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a shareholder were to file any such class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business to respond to the litigation, which could impact our ability to attract a suitable acquisition target.

We have not paid dividends in the past and do not expect to pay dividends for the foreseeable future, and any return on investment may be limited to potential future appreciation on the value of our common stock.

We do not intend to earn any income in the near future. Investors seeking cash dividends should not purchase our common stock.

Our common stock is quoted on the OTC Markets/”Pink Sheets” under the symbol “PHYH.” Being on the Pink Sheets, relative to other secondary market alternatives, may decrease the liquidity of our common stock. Broker-dealers often decline to trade in Pink Sheet stocks given that the market for such securities is often limited, the stocks are more volatile and the risk to investors is greater than with stocks listed on national securities exchanges. Moreover, this tendency of broker-dealers declining to trade in Pink Sheets stocks seems to be increasing. Consequently, selling our common stock can be difficult because smaller quantities of shares can be bought and sold, transactions can be delayed and securities analyst and news media coverage of our Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of our common stock as well as lower trading volume. Investors should realize that they may be unable to sell shares of our common stock that they purchase. Accordingly, investors must be able to bear the financial risks associated with losing their entire investment in our common stock.

There are 155,925,507 Physicians Healthcare common shares outstanding (excluding the 148,218 shares of treasury stock which were previously reacquired by the Company); there are 162,000,000 Series A Preferred Convertible Physicians Healthcare Shares outstanding with voting rights (each convertible into one share of Physicians Healthcare common stock); there are 31,116,176 non-voting Series B Preferred Convertible Physicians Healthcare Shares outstanding (each convertible into 40 shares of Physicians Healthcare common stock; they are non-voting, until converted into common shares).

Our common stock constitutes a “penny stock” pursuant to Rule 3a51-1 of the Exchange Act. Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the SEC. This may make it more difficult for our stockholders to sell their common stock. Penny stocks generally are defined as equity securities with a price of less than $5.00 per share plus normal brokerage commissions. The penny stock rules require a broker-dealer, prior to purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks associated with the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction as well as monthly account statements showing the market value of each penny stock held in the customer account. In addition, the penny stock rules generally require that, prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market of a stock that becomes subject to the penny stock rules.

RISK FACTORS

An investment in this Company is highly speculative and entails a high degree of risk.  It is speculative and involves special risks, some not traditionally associated with conventional or even similar investment products.  Investors should carefully review and evaluate these risks in considering whether an investment in this Company is appropriate or prudent. Because of the inherent risks in any investment, there can be no assurance that this Company’s investment objectives will be achieved. For investors not sophisticated in investment matters or familiar with the type of activities engaged in by this Company, investment in this Company should be made only after consulting with independent, qualified sources of investment and tax advice. Statements contained in this document that are not historical facts are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Many factors could cause this Company’s actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, this Company.  In considering participation in this Company, an investor should be aware of certain risk factors including, but not limited to, the following:

1.  Operational Risk: the Company has no business operations.  Presently, the Company has no business operations and only nominal assets.  It is unlikely to commence operations, its principal purpose being to be a reporting company, specifically, finding a business to acquire and/or a merger acquisition candidate.  Accordingly, an investment in Company common stock is highly speculative.  There can be no assurance that this Company will grow to or maintain an economically viable size.

2.  There is a risk that the Company may not be able to continue as a going concern.  This Company currently has no operations and cannot pursue further operations without a significant capital infusion.  Without capital and/or profitable operations the Company cannot sustain itself.   There is a significant risk that they may never be able to secure sufficient capital or develop profitable operations.  If we are able to obtain an infusion of capital it will most likely significantly dilute the holdings of current investors, thereby decreasing such value per share and therefore the price per share.  Accordingly, there is a risk that the Company will never have any value and that the stock held by investors will never have any value.

In the Company’s December 31, 2010 audited financial statements, the independent registered public accounting firm included in their audit opinion, a going concern qualification that raises substantial doubt about the Company’s ability to continue as a going concern.  This qualification was principally due to the fact that, since the spinoff of the Company’s operations in November 2010, the Company has not had any operating capital or operations and cannot pursue further operations without a significant capital infusion.  Without capital and/or profitable operations, the Company cannot sustain itself.  There is a significant risk that the Company may never be able to secure sufficient capital or develop profitable operations.  If they are able to obtain an infusion of capital, it will most likely significantly dilute the holdings of current investors.

3.  This is a “Penny Stock” and thereby is subject to additional sale and trading regulations that may make the stock more difficult to sell. The Company's common stock is considered to be a “penny stock” and does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). It does not meet any of the following conditions (i) the stock trades at a price less than $5.00 per share plus normal brokerage commissions; (ii) it is NOT traded on a  national exchange as defined; (iii) it is NOT quoted on the NASDAQ Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets of  less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating        in sales of such common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.

This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of its common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.  If a penny stock is sold in violation of the foregoing standards, the associated investors in penny stocks may be entitled to cancel the purchase and receive a refund of   the investment made and/or sue for damages the persons or firms that committed fraud upon such penny stock investors.  Due to the resulting burdens and constraints, this will most likely continue to cause the common stock to continue to be illiquid.

4.  Many brokers do not deal in penny stocks. Many brokers do not deal in penny stocks, and brokers’ policies with regard to penny stocks frequently change causing periods of illiquidity and creating a risk that shareholders will be, at times, without a broker who can sell our shares.

5.  Illiquidity.  An investment in this Company should be viewed as illiquid. The return of capital and the realization of gains, if any, will generally occur only to the extent that there is sufficient trading volume in the stock to enable the holder of such common stock to sell into the market.

6.  Limited Rights of Investors.  As common shareholders, investors will be relatively passive and have no management control over this Company and its activities. Management will have sole and exclusive control over the operations of this Company. Accordingly, investors will be unable to exercise any management functions with respect to this Company’s operations. In this regard, the investor will be relying upon the management skills and decisions of the management.

7.   No Operating History. Since the spinoff of its operations to Phyhealth, this Company is effectively an entity with no operating history—and therefore a shell company as defined. Our primary focus has been preliminary  steps toward putting together a management team and analyzing business plans as a reporting company, specifically looking for an merger or acquisition candidate.  We have not commenced commercial operations and have no revenues.

8.  New Management will likely be appointed.  Once a business plan is settled on, the Company will likely put a new management team in place.  There can be no assurance that new management will be able to successfully implement any business plan.

9. We cannot assure our success in finding a merger or acquisition candidate.  If we do not find a merger or acquisition candidate, we will likely not be able to continue in business.  There can be no assurance that we will find a candidate on terms acceptable or commercially reasonable to the Company.  Even in the event we receive all, or substantially all, of the funding we may require, such funding will not necessarily assure our success or profitability in view of, among other factors, our limited operating history in the business the Company settles on, the uncertainties associated with funding and operating a new business venture.

10.  Development Risks Generally.  We are a development stage, shell company.  Securing financing and moving forward with a proposed business plan involves greater risks and uncertainties than those associated with an established business.  As such, there can be no assurance that we will successfully implement any business plan, commence commercial operations or, operate profitably.

11.  Industry Risks: Operating History; Uncertainty of Broad Based Market Acceptance.  The success of any business which we may pursue may be affected by matters beyond our control, including but not limited to changes in technology, competition, changing market and/or economic conditions, all of which can impact upon market acceptance.  No assurance can be given that any perceived need for the Company's business activities then being pursued  is correct or, if correct, will result in revenues to offset our operating expenses.

12.  No Dividends on Common Stock.   We have never paid dividends on our common stock.  We intend, for the foreseeable future, to retain earnings, if any, for the future operation and expansion of our then current business activities and do not anticipate paying dividends on our shares of common stock for the foreseeable future.

13. Uncertainties in finding a purchaser.  As indicated, the most likely function of this registration under the Exchange Act is to be  a reporting shell company and find  a merger or acquisition candidate.  There can be no assurance that we receive offers or, if made, on terms acceptable or commercially reasonable to the Company. Accordingly, an investment in Company common stock is highly speculative and there can be no assurance that this Company will grow to or maintain an economically viable size.

14. Common officers and directors with Phyhealth.  The Company and Phyhealth have common directors and officers for the foreseeable future.  As indicated, the principal purpose of the Company is to be a reporting company seeking to find a merger or acquisition candidate.  Since duties are owed to both Phyhealth and the Company, such dual role may constitute a conflict of interest—or at least has the potential for same--at least until such time as the Company merges or acquires an entity with current operations and installs separate directors and officers.  In this regard, the enumerated directors and officers (Messrs. Trinka, Rodriguez and Richard Goulding) will devote to the Company only nominal time, specifically that required to find a business operation it can acquire or with which it can merge.  If an actual conflict were to be encountered, the Company would invoke the policies set forth in Item 7 above re “Related Party Transactions.”

15. Risks/costs associated with compliance under the Exchange Act.  Compliance with Exchange Act respon-sibilities as a reporting company costs money, including annual audits.  Since the Company is only nominally capitalized, those limited assets could be exhausted before the Company acquires or merges with an operating company.  That risk is compounded by the fact that management has had limited experience working with or acquires reporting companies.  Accordingly, an investment in Company common stock is highly speculative.  There can be no assurance that this Company will grow to or achieve an economically viable size.  If further funds are required, it is expected that Company directors and/or officers will provide such funding.

 Potential investors should seek advice concerning other possible risks and tax consequences to themselves before determining whether to invest in this Company.

ITEM 2. Financial Information

A. Selected Financial Data

The following table sets forth certain financial data for PHYH. The selected financial data should be read in conjunction with PHYH’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements of PHYH and notes thereto.  The selected financial data for the six months ended June 30, 2011 and for the years ended December 31, 2010 through 2006 and for the period February 14, 2005 to December 31, 2005 , have been derived from PHYH’s audited and unaudited financial statements.  (See Appendix F).

	For the six
	Months
	ended	Year Ended Year Ended		Year Ended	Year Ended	Year Ended	2/14/2005
	6/30/11	12/31/10	12/31/09	12/31/08	12/31/07	12/31/06	to 12/31/05

Income Statement Data:
Revenue	$-	$-	$-	$-	$-	$ -- -	$-
Operating expenses	$(253)	$(871,664)	$(398,649)	$(1,093,845)	$(599,168)	$(380,481)	$(209,018)
Income (loss) From Operations	$(253)	$(871,664)	$(398,649)	$(1,093,845)	$(599,168)	$(380,481)	$(209,018)
Interest and Other income and expense, net	$9,105	$165,458	$(108,976)	$(1,748,022)	$-	$(250)	$-
Net income (loss) attributable to PHYH	$8,852	$(682,359)	$(501,599)	$(2,841,867)	$(599,168)	$(380,731)	$(209,018)
Net Loss per Share	$-	$-	$-	$(0.02)	$-	$-	$-
Weighted Average Common Shares Outstanding - Basic and diluted	155,925,507	155,925,507	155,925,819	155,998,864	241,144,801	177,105,608	72,100,000

	6/30/11	12/31/10	12/31/09	12/31/08	12/31/07	12/31/06	12/31/05

Balance Sheet Data:
Working Capital (deficit)	$(62)	$(8,914)	$1,518,457	$2,776,150	$15,802	$16,837	$15,719
Total Assets	$113	$21,997	$2,873,205	$3,406,321	$57,713	$4,055	$32,995
Deficit Accumulated during development stage	$(5,764,150)	$(5,773,002)	$(5,090,643)	$(4,589,044)	$(1,747,177)	$(589,749)	$(209,018)
Stockholders’ Equity (Deficit)	$(7,467,945)	$(7,476,797)	$(4,626,415)	$(4,172,347)	$(1,429,203)	$36,524	$31,311

B. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion highlights the principal factors that have affected our financial condition, results of operations, liquidity and capital resources for the periods described. This discussion should be read in conjunction with our financial statements and the related notes in Item 13 of this amended Form 10 Registration Statement. This discussion contains forward-looking statements. Please see page ii (“Cautionary Note Regarding Forward-Looking Statements”) for the risks, uncertainties and assumptions associated with these forward-looking statements.

Overview:

After the spinoff of operations to Phyhealth on November 10, 2010, Physicians Healthcare was  no longer an operating company. With minimal assets and minimal activity, it constitutes a “shell” company as defined in SEC Rule 144. With that understanding, the following is the management discussion and analysis of PHYH:

Results of Operations:

Six months ended June 30, 2011 compared to the Six months ended June 30, 2010:

Because PHYH has had no operations since the November 10, 2010 spinoff pursuant to the Phyhealth Corporation Form S-1 registration statement was declared effective under the Securities Act of 1933, it has not incurred the normal operating expenses experienced in the previous year.  There was $9,105 of other income mainly as a result of the reversal of audit fees that were initially expensed by PHYH but ultimately paid by Phyhealth, as they related to the Phyhealth registration statement.  The expenses reflected in the six month period ended June 30, 2010 represent expenses of the development of operations that were transferred in the spin-off.

Year ended December 31, 2010 compared to Year ended December 31, 2009:

Officer compensation totaled $192,939 in 2010 compared to $261,487 in 2009.  The decrease in officer compensation was mainly due to a partial year in 2010.  With the November 10, 2010 spin-off, the officer compensation expense stopped in PHYH thus only reflecting a partial year of compensation.

Consulting and professional fees increased from $272,049 in 2009 to $311,271 in 2010.  The increase was mostly due to the accounting, audit and legal fees incurred in completing the Phyhealth Form S-1 required under the Phyhealth registration and spin-off.

Bad debt expense increased from an expense recovery of $200,195 for the year ended December 31, 2009 to bad debt expense of $258,306 for the year ended December 31, 2010.  In the year ended December 31, 2009, PHYH purchased additional shares of Underwriters to bring its ownership to 92.5% of Underwriters’ total outstanding shares.  The accounting for this transaction caused the previously recorded bad debt allowance to be reversed, resulting in the expense recovery reflected in the statements of operation and comprehensive income (loss).

Realized gain on the sale of equity securities of $159,225 in 2010 was the result of selling the Company’s equity securities to finance the Company’s operations.

In the years ended December 31, 2010 and 2009, PHYH recognized loan extension fees respectively of $45,000 and $126,000 from the receipt of common stock warrants received from one of its investments in a convertible note receivable.

Inflation and seasonality:

PHYH does not believe that inflation or seasonality will significantly affect its results of operation.

Critical Accounting Policies and Estimates:

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and form the basis for the following discussion and analysis on critical accounting policies and estimates. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates and those differences could have a material effect on our financial position and results of operations. Management has discussed the development, selection and disclosure of these estimates with the Board of Directors. A summary of our significant accounting policies is provided in Note 2 of the Notes to Financial Statements in Item 13 of this amended Form 10 Registration Statement. We believe the critical accounting policies and estimates described below reflect our more significant estimates and assumptions used in the preparation of our financial statements. The impact and any associated risks on our business that are related to these policies are also discussed throughout this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” where such policies affect reported and expected financial results.

Income taxes

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Currently 100% of the deferred tax asset is reserved.  If in fact Phyhealth does become profitable post spin-off, income will be charged to the statement of operations resulting from a reversal of that allowance.

Recently Issued Accounting Standards

There are no recently issued accounting standards known to have a material impact on the Company’s Financial Statements as of June 30, 2011.

Liquidity and Capital Resources:

As of June 30, 2011, we had total cash and assets of $113 and a liability of $175.  The Company has only nominal cash or operations but is looking for a merger or acquisition candidate,   There will be some professional fees required related to the Company’s filings, but those fees are expected to be paid by a related company, Phyhealth Corporation.  However, until such merger or acquisition candidate is found, no receipts or disbursements of cash is anticipated.  Since there are no creditors pursuing debts owed, other than the MicroPipe litigation (number 10 CH 52,058 in the Circuit Court of Cook County, Illinois, County Department, Chancery Division), as described in “Legal Proceedings”  below, the nominal assets of the Company could continue indefinitely, certainly not less than 6 months.

Except as described above, we do not maintain a credit facility or any other external source of funding. The lack of such a facility or other sources of cash may generate a material deficiency in our liquidity. We have no current or long-term debt obligations or operations to support.

The Company has 155,925,507 common shares outstanding (excluding the 148,218 shares of treasury stock, which were previously reacquired by the Company); there are 162,000,000 Series A Preferred Convertible Physicians Healthcare Shares outstanding (each convertible into one share of Physicians Healthcare common stock); there are 31,116,176 Series B Preferred Convertible Physicians Healthcare Shares outstanding (each convertible into 40 shares of Physicians Healthcare common stock).

ITEM 3. DESCRIPTION OF PROPERTY

The Company is not currently obligated under any lease agreement. For the reasons described in “Related Party Transactions” below, the Company and its officers use the facilities of Phyhealth Corporation for its offices and are expected to continue until the Company merge s with or acquires a business with  operations.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of June 30, 2011, held by any person known to the Company to be the beneficial owner of 5% or more of its outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group.

This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.

Based on information furnished to us by or on behalf of such person or entity, except as otherwise indicated in the footnotes below, Physicians Healthcare believes that each person or entity has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s or entity’s name. Beneficial ownership is determined in accordance with the rules of the SEC and generally attributes beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to such shares. Shares of our common stock (subject to options that are currently exercisable for shares of our common stock or other securities evidencing the right to receive shares of our common stock that are vested, or that will be exercisable for shares of our common stock), are deemed to be outstanding and beneficially owned by the person holding such options or other securities (in Physicians Healthcare’s case, its Series A Convertible Preferred or Series B Convertible Preferred) for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted below, the address for each person listed in the following table is 700 South Poinciana Boulevard – Suite 506, Miami, Florida 33166.

	Amount and Nature of Beneficial Ownership
Name and Address * Of Beneficial Owner		Percent of Class

Controlled by Robert Trinka
Robert L. Trinka (1)	37,244,925	2.4%
RDK Investments, LLC (4)	27,198,693	1.7%
Sea Change Ventures, LLC (4)	13,599,347	0.9%
Trinka Family Partnership, LLC (4)	13,599,347	0.9%
Total controlled by Robert Trinka	91,642,312	5.9%

Fidel R. Rodriquez (2)	20,399,020	1.3%

Controlled by Richard Goulding
Richard E. Goulding, MD (3)	81,596,081	5.2%
Richard Goulding Trust (4)	27,198,693	1.7%
Total controlled by Richard Goulding (4)	108,794,774	6.9%

Controlled by Nutmeg Group, LLC (5)
The Nutmeg Group, L.L.C.	8,688,040	0.6%
Nutmeg MiniFund II, LLLP	45,863,988	2.9%
Nutmeg Lightning Fund, LLLP	19,152,480	1.2%
Nutmeg October 2005, LLLP	25,664,280	1.6%
Nutmeg/Michael Fund, LLLP	44,816,720	2.9%
Nutmeg/Fortuna Fund LLLP	26,564,200	1.7%
Nutmeg/Patriot Fund, LLLP	58,851,400	3.8%
Nutmeg/Mercury Fund, LLLP	163,435,440	10.5%
Total controlled by Nutmeg Group, LLC	393,036,548	25.2%

Micro Pipe Fund1, LLC	87,870,800	5.6%

Controlled by Wealth Strategy Partners (5)
Stealth	706,666,600	45.2%
Black Diamond, now Adamas Fund, LLP	56,716,720	3.6%
Total controlled by Wealth Strategy Partners	763,383,320	48.8%

All directors and officers as a group (3 persons)	220,836,106	14.2%
_______________
(1)	Includes 12,752,630 shares of common stock, 24,492,295 shares of Series A preferred stock that is convertible into the same number of common shares.
(2)	Includes 6,622,104 shares of common stock, 13,776,916 shares of Series A preferred stock that is convertible into the same number of common shares.
(3)	Includes 26,488,417 shares of common stock and 55,107,664 shares of Series A preferred stock that is convertible into the same number of common shares.
(4)
For RDK Investments and the Richard Goulding Trust, the number of shares includes 8,829,472 shares of common stock and 18,369,221 shares of Series A preferred stock; for Sea Change Ventures and Trinka Family Partnership, the number of shares for each includes 4,414,736 shares of common stock and 9,184,611 shares of Series A preferred stock.  Series A preferred stock is convertible on a one-to-one basis into common shares.

(5)	Consists solely of shares underlying the Series B preferred stock that is convertible into 40 shares of common stock for every one share of the Series B preferred stock.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, ages and business experience of the directors, executive officers and significant employees of Physicians Healthcare. The directors hold their offices for a term of one year or until their successors are elected and qualified. Each officer serves at the discretion of the Board of Directors.

Directors and Executive Officers.

The following table reflects the names, ages and positions of Phyhealth’s executive officers and directors.

Name	Position	Age	1st Elected	Term Expiration
Robert L. Trinka	Chairman, President, and CEO	61	March 12, 2008	April 2012
Fidel R. Rodriquez	Director, Treasurer, Vice President & COO	45	March 12, 2008	April 2012
Richard E. Goulding, MD	Director and Corporate Secretary	57	March 12, 2008	April 2012

Key Corporate Management.

Robert L. Trinka, MBA, FLMI, MHP, CIC, has been the Chairman of the Board of Directors, President and Chief Executive Officer of PHYH since it became Physicians Healthcare  in  February  2005, and has been a full-time employee of PHYH since July 1, 2007.  He has been a Director on the Board of Directors, President and Chief Executive Officer of Phyhealth Corporation since its inception in January 2008.  He is also a Director on the Board of Directors and President of Phyhealth Underwriters.

Mr. Trinka has more than 30 years of executive management experience, including managing both medical malpractice (property and casualty) and healthcare insurance (life and health) business lines.  He was Vice President of Claims for Underwriter for the Professions, the attorney-in-fact for The Doctors Company, an Interinsurance Exchange, from 1977 to 1980.  He performed a key role in the start-up and early development of The Doctors Company which was among the first physician-owned medical malpractice insurers, formed as a result of the California medical malpractice insurance crisis in 1975.

Mr. Trinka was employed with John Alden Financial Corporation from 1982 to 1996 where he served in several executive positions, including Vice President of Claims, Vice President of Operations – Financial Institutions Division and Vice President – Provider Markets Division.  Mr. Trinka was a member of the management team that acquired John Alden Financial Corporation (JAFCO) in October 1987 through a leveraged  buy-out.  Mr. Trinka remained a part of the management team when JAFCO filed an Initial Public Offering in October 1992 and subsequently became an NYSE-traded Fortune 400 corporation, eventually acquired by Fortis Corporation in 1998.  Mr. Trinka played a significant role in the growth of John Alden Insurance Company and JAFCO from approximately $50 million in annual premium to a national company insuring 2 million people under its small business health insurance programs with over $2 billion in annual premium and $6 billion in assets; he was responsible for company operations in Los Angeles, California; New York, New York; and the Miami Headquarters, managing over 100 professional, technical and managerial employees.  From 1993 to 1996, he led that Company’s Provider Markets Division, which was responsible for developing products and services aimed at the physician market.  He led the development and growth of the provider excess loss reinsurance product line which became the industry leader with over $25 million in annual reinsurance premium.

Mr. Trinka was employed from 1996 to 2000 as Vice President of McKenna & Associates, a subsidiary of The Sullivan Group (www.gjs.com), a California based privately held national insurance brokerage specializing in products and services for the healthcare industry.  He was employed by Aon Risk Services from 2000 to 2002 following Aon’s acquisition of McKenna & Associates.  Aon Corporation (www.aon.com) (trading symbol AOC) is the second largest insurance brokerage and consulting firm in the world.  In 2002, Mr. Trinka founded Healthcare Risk Partners, Inc., a licensed healthcare insurance agency, and continues to serve as President of that company which specializes in medical stop loss programs for hospitals and other employers who self-insure their employee medical benefit programs. Healthcare Risk Partners also provides insurance consulting services, including the formation of Uniphyd Corporation in 2002, an HMO development company.  As a consultant, Mr. Trinka served as the non-employee Chairman and CEO of Uniphyd Corporation until April 2005.

Mr. Trinka is has been a licensed insurance General Lines Agent from 1996 to the present (State of Florida License #A268244).  He is a Certified Insurance Counselor, a designation awarded by the National Alliance for Insurance Education & Research (www.TheNationalAlliance.com) and is an active member in the Society of Certified Insurance Counselors.  Mr. Trinka holds a Masters degree in Business Administration (MBA) from the University of Miami, Coral Gables, Florida.  He has earned the additional industry designations of Fellow in the Life Insurance Office Management Association (FLMI), as well as Managed Healthcare Professional (MHP) from America’s Health Insurance Plans (www.ahip.com).

Mr. Trinka’s extensive background incorporating most aspects of the insurance industry, his experience with building businesses and forming companies, his corporate management experience in both public and private corporations large and small, and his professional education coupled with 35 years of business experience qualify him for the positions he holds with PHYH, Phyhealth Corporation and its subsidiaries.

Fidel R. Rodriguez, MBA, FLMI, has been a Director on the Board of Directors, Treasurer, Vice President and Chief Operating Officer of PHYH since it  became Physicians Healthcare in February 2005 and a full-time employee from July 1, 2007.  He has held the same positions with Phyhealth Corporation since its inception in January 2008.  He is also a Director on the Board of Directors, Treasurer and Secretary of Phyhealth Underwriters.

Mr. Rodriguez has 20 years of information technology (IT) management experience in the health insurance, financial, software development, call center and telecommunications industries.  He was employed from 1983 to 1999 with John Alden Life Insurance Company (JAFCO), a NYSE-traded, Fortune 400 Company where he held several management information systems (MIS), operations and IT management positions. Mr. Rodriguez served as the Director of MIS from 1987 to 1995 for JAFCO’s Financial Institutions Division, responsible for the technology selection, application and implementation of information systems to process transactions for 350,000 annuity owners totaling $6 billion in assets. From 1995 to 1999, Mr. Rodriguez served as Director of the Provider Data Management Division, a 150 employee division responsible for managing the contract and utilization data necessary to pay the 80,000 healthcare providers in JAFCO’s contracted national provider network.

Mr. Rodriguez was the Director of Client Services for Cellit Technologies from 1999 to 2001 where he managed a 30 employee division responsible for the installation of call center software at customer locations in the U.S., South Africa, India, China and Brazil.  Miami-based Cellit Technologies was a start-up private company that developed a comprehensive call center software, and grew to 250 employees and $12,000,000 in annual revenue prior to its being acquired by Devox Communications Corporation, then the call center software market leader.

Mr. Rodriguez holds a Bachelor of Science degree from Excelsior College and a Masters degree in Business Administration with a concentration in MIS from Bellevue University.  He has earned the insurance industry designation of Fellow in the Life Insurance Office Management Association and is a Microsoft Certified Systems Engineer (MCSE) as well as Certified Database Administrator (MCDBA)

Mr. Rodriguez has broad operations management and information technology knowledge and experience directly applicable to his position with the Company.  He brings specific expertise in systems engineering, project management, process design, total quality management as well as significant knowledge and experience with leading start-up, rapid growth organizations.

Richard E. Goulding, MD has been a Director on the Board of Directors and Secretary of PHYH since it became Physicians Healthcare in February 2005 .  He has held the same positions with Phyhealth Corporation from its inception in January 2008.  Dr. Goulding is also a Director of Phyhealth Underwriters.

Dr. Goulding has been an independent investor, businessman and physician from 1999 to the present.  He was in private medical practice as an Otolaryngologist, Board Certified by the American Academy of Otolaryngology and a Head, Neck and Facial Plastic and Reconstructive Surgeon Board Certified by the American Academy of Facial Plastic & Reconstructive Surgery from 1984 to 1999.  Dr. Goulding was the Chief Resident Otolaryngology/Head & Neck Surgery/Facial Plastic Surgery at the University of Miami-Jackson Memorial Hospital and Chief of Otolaryngology at Holmes Regional Medical Center, Melbourne, Florida.  He holds a Bachelor of Science degree from the University of Florida and a Doctor of Medicine degree from Loyola University.

Having been a minority shareholder of OMNI healthcare in Melbourne, Florida, Dr. Goulding is keenly aware of the peculiar problems associated with physicians as they are embracing a dismal economic future with regards to third party payments and related health and payment issues. As an author and public speaker, he is highly conversant with Phyhealth’s unusual health care model.  He is the author of “A Comprehensive Health Care Model”, which has been submitted to JAMA.  Dr. Goulding's standing to the medical community and involvement in the medical field, coupled with his demonstrated unique and disciplined insights into the practical application of health care, makes him uniquely qualified to be a member of the Phyhealth Board of Directors and made him an invaluable member of the Board, providing the medical practice input and balance which might otherwise be lacking.

ITEM 6. EXECUTIVE COMPENSATION Summary Compensation Table

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-Equity Incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All Other Compensation ($) (3)	Total ($)
Robert L. Trinka, Principal Executive Officer	2010	$107,188	(1)	N/A	(1)	N/A	N/A	0	$107,188
and Principal Financial Officer	2009	$150,000							$150,000
Fidel R. Rodriquez, VP/Chief Operating Officer, Director	2010	$85,751	(2)	N/A	(2)	N/A	N/A	0	$85,751
and Treasurer	2009	$120,000							$120,000
Richard E. Goulding, MD, Director	2010	$5,000	N/A	N/A	N/A	N/A	N/A	0	$5,000
___________
(1)
Potential incentive bonuses: (i) 0.25% of annual Gross Revenues plus (ii) 0.25% of the annual growth in Gross Revenues plus (iii)  5.0% of Income before Interest, Taxes, Depreciation and Amortization plus (iv) 10 yr. stock options (20 million shares at $0.003 per share).

(2)
Potential incentive bonuses: (i) 0.20% of annual Gross Revenues plus (ii) 0.20% of the annual growth in Gross Revenues plus (iii) 3.75% of Income before Interest, Taxes, Depreciation and Amortization plus (iv) 10 yr. stock options (20 million shares at $0.003 per share).

(3)	Reimbursement for travel and incidental expenses.

(4)
A portion of the 2010 compensation to the officers and directors was allocated to a subsidiary (Phyhealth Underwriters) that was spun-off on November 10, 2010.  Therefore, not all this compensation is included in the Company’s 2010 consolidated financial statements.

Messrs. Trinka and Rodriguez were consultants to Physicians Healthcare from its inception through their July 1, 2007 employment date.   Company directors are not paid separately for their services during the period shared with Phyhealth. During that period, there is no compensation to board members employed by Phyhealth or any of its subsidiaries and affiliates, except that Richard E. Goulding is paid $5,000 per year commencing in 2010.

The Company entered into Employment Agreements with Messrs. Trinka and Rodriguez effective July 1, 2007, when they became full-time employees.  The Agreements provide base salaries totaling $270,000 with future salary increases contingent on meeting an annual revenue target of $4,000,000 or when the Company has raised a total of $8,000,000 in equity, excluding capital raised exclusively to fund the required regulatory capital surplus of   a Phyhealth Plan HMO and capital raised prior to the signing of the Employment Agreement on January 10, 2008.  Neither of the salary increase targets has been reached and consequently, no salary increases have been granted up to the date of this Form 10.  The Company does not anticipate that either of these executives will receive compensation from PHYH in 2011.

The Agreements provide for annual incentive bonuses calculated as a function of annual Gross Revenue, the Growth in annual Gross Revenue and annual Net Income.  The bonus is payable in either cash or restricted common stock of the Company at its option, but the bonus must include a cash payment at least equivalent to the employee’s tax liability resulting from payment of the bonus.  The bonus formula requires annual gross revenues greater than or equal to zero and/or annual net income greater than or equal to zero and, since the Company has not produced any revenues nor has it earned any net income in any calendar year prior to the date of this Form 10, no bonuses have been paid.  Should Physicians Healthcare produce annual gross revenues and/or annual net income in the calendar year 2011, the annual bonuses would be earned as of December 31, 2011 and paid in 2012 based on Physicians Healthcare’s audited financial results.

Post spin-off, Phyhealth assumed the Company’s Employment Agreements with Messrs. Trinka and Rodriguez. Physicians Healthcare will not enter into separate Employment Agreements with Messrs. Trinka and Rodriguez.  While they are the only two employees, they will not receive compensation from Physicians Healthcare.  They will, however, continue in their current positions with Physicians Healthcare until new management is installed.

Otherwise, the Employment Agreements have a term of five (5) years with an automatic renewal for (5) years subject to certain conditions and approvals.  The Employment Agreements provide for termination with or without cause, including separation benefits and non-compete restrictions.

Upon execution of the Agreements, Messrs. Trinka and Rodriguez were each awarded 10 year stock options for 20,000,000 common shares priced at $0.003.  However, these options were cancelled on June 17, 2011.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

RELATED PARTY TRANSACTIONS

The respective Phyhealth and/or Physicians Healthcare Boards have separately adopted a written Related Party Transaction Policy for the review, approval and ratification of transactions involving the “related parties” of Phyhealth and/or of Physicians Healthcare. In each case, related parties are directors and nominees for director, executive officers and immediate family members of the foregoing, as well as security holders known to beneficially own more than five percent of the common stock. The policy covers any transaction, arrangement or relationship or series of transactions, arrangements or relationships, in which Physicians Healthcare and/or Phyhealth was, is or  will be a participant and the amount exceeds $1,000, and in which a related party has any direct or indirect interest.  The policy is administered by the Board.

In determining whether to approve or ratify a related party transaction, the Board will consider whether or not the transaction is in, or not inconsistent with, the best interests of the affected company.  In making this determination, the Board is required to consider all of the relevant facts and circumstances in light of the following factors and any other factors to the extent deemed pertinent by the committee:

•	whether the terms of the Related Party Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a Related Party;
•	whether there are business reasons for the Company to enter into the Related Party Transaction;
•	whether the Related Party Transaction would impair the independence of an outside director, if applicable; and
•
whether the Related Party Transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or Related Party, the direct or indirect nature of the director's, executive officer's or Related Party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Board deems relevant.

The policy contains standing pre-approvals for certain types of transactions which, even though they may fall within the definition of a related party transaction, are deemed to be pre-approved by Phyhealth and/or Physicians Healthcare given their nature, size and/or degree of significance to the appropriate company.

In the event Phyhealth and/or Physicians Healthcare inadvertently enters into a related party transaction that requires, but has not received, pre-approval under the policy, the transaction will be presented to the appropriate Board for review and ratification promptly upon discovery. In such event, the committee will consider whether such transaction should be rescinded or modified and whether any changes in our controls and procedures or other actions are needed.

The following inherent or potential conflicts of interest should be considered by Physicians Healthcare shareholders:

The Nutmeg Group, LLC (Nutmeg) invested a substantial amount of money in Physicians Healthcare over the years. Until March 2009, Randall Goulding was the managing member of Nutmeg. He currently controls no shares in either Physicians Healthcare or Phyhealth. Since July 2009, Mr. Goulding served as outside counsel to Physicians Healthcare. He introduced his brother, Dr. Richard E. Goulding, to Robert Trinka (Chairman and President) and thereafter Richard Goulding became a member of the Board of Directors of both Physicians Healthcare and Phyhealth.  On March 23, 2009, the SEC filed a civil suit against Nutmeg, Randall Goulding and others alleging various violations of the Investment Advisers Act of 1934, concerning the management of funds to which Nutmeg served as general partner and investment adviser.  Neither Phyhealth nor Physicians Healthcare is party to the complaint.  Physicians Healthcare has responded to the SEC’s third party subpoena in the matter.  In addition, the court-appointed receiver, Leslie Weiss, has claimed that Randall Goulding has a conflict of interest.  Ms. Weiss has made a similar claim with regard to Carl Duncan, Esq., securities counsel to both Phyhealth and Physicians Healthcare.  In follow-up correspondence, Mr. Duncan asked for clarification and for the underlying basis and analysis for Ms. Weiss’s claim.  However, she did not respond with such details.  Accordingly, Phyhealth, Physicians Healthcare, Randall Goulding and Mr. Duncan did not (and do not believe) there is any conflict and, therefore, neither Phyhealth nor Physicians Healthcare has acted to terminate either.

Physicians Healthcare believes that any past transactions with its affiliates have been at prices and on terms no less favorable to Phyhealth than transactions with independent third parties.  Phyhealth may enter into transactions     with its affiliates in the future.  However, Phyhealth intends to continue to enter into such transactions only at prices and on terms no less favorable to Phyhealth than transactions with independent third parties.  In that context, Phyhealth will require any director or officer who has a pecuniary interest in a matter being considered to excuse himself or herself from any negotiations.  In any event, any debt instruments of Phyhealth in the future are expected generally to prohibit Phyhealth from entering into any such affiliate transaction on other than arm’s-length terms.  In addition, a majority of the Board is (and must continue to be) neither an officer nor have a pecuniary interest (other than as a shareholder or director) in any transactions with Phyhealth.  In turn, commencing immediately, a majority of the independent Board of Directors members (defined as having no pecuniary interest in the transaction under consideration) will be required to approve all matters involving interested parties.   Moreover, it is expected that the current board will be replaced and/or, as appropriate, additional independent directors will be added to the Board as soon as the Company  commences operations following merger with or acquisition of an operating company.

PHYSICIANS HEALTHCARE AND PHYHEALTH

Physicians Healthcare Overview

Physicians Healthcare Management Group, Inc. (“Physicians Healthcare” or the “Company”) is a Nevada corporation located at 700 South Royal Poinciana Boulevard -- Suite 506, Miami, Florida 33166 (Telephone: 305-779-1760).  Until the spinoff, Physicians Healthcare’s business model consisted of forming community health plans in partnership with local physicians, who will offer government and commercial health insurance products tailored to the needs of the local markets the plans serve. The design of this business model integrates the major financial and reimbursement aspects of delivering healthcare, including providing its physician partners with professional liability (medical malpractice) insurance coverage through its subsidiary, Phyhealth Underwriters, Inc. (“Underwriters”). However, Physicians Healthcare is not permitted to compete with Phyhealth pursuant to the non-compete provision within the spinoff agreements. Instead, this business plan is now being pursued by Phyhealth. Following the spinoff, Physicians Healthcare has become a shell corporation, as that term is defined in SEC Rule 144. Physicians Healthcare is a development stage company. It has not produced revenue from operations since its inception and has an accumulated deficit of $5,764,067 as of March 31, 2011. It pays no rent for the offices at 700 South Poinciana Boulevard -- Suite 506, Miami, Florida 33166; the rent for these offices is paid by Phyhealth.

ITEM 8. LEGAL PROCEEDINGS

There has not been any material civil, administrative or criminal proceedings concluded, pending or on appeal against Physicians Healthcare or their respective affiliates and principals except with regard to MicroPipe Fund 1, LLC (“MicroPipe”). On December 8, 2010, MicroPipe, an investor and shareholder in Physicians Healthcare, filed suit against Physicians Healthcare (Case Number 10 CH 52,058 in the Circuit Court of Cook County, Illinois, County Department, Chancery Division).  In early 2008, MicroPipe invested approximately $263,000 into Physicians Healthcare for a convertible debenture. Thereafter, on August 11, 2008, through MicroPipe's agent and Registered Investment Advisor (The Nutmeg Group, LLC, to whom MicroPipe delegated via contract all investment decisions), MicroPipe negotiated an exchange agreement which was executed with Physicians Healthcare to exchange (the “Exchange”) the convertible debenture for 1,318,062 shares of Series B Preferred Stock. MicroPipe's suit claims that its Registered Investment Advisor's actions in agreeing to this Exchange, was without MicroPipe's authority. The principal of The Nutmeg Group, LLC is an attorney whose services were retained by Physicians Healthcare more than 1 year thereafter. As a consequence, MicroPipe is suing Physicians Healthcare to cancel the Exchange and to thereby collect on the convertible debenture, which MicroPipe relinquished in the Exchange for the Series B Preferred Stock. Management feels that there is no factual basis for this claim and that this suit is frivolous. Phyhealth has taken the initiative to engage counsel, which counsel filed a motion to dismiss the complaint.

ITEM 9. MARKET PRICE AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Physicians Healthcare’s common stock is quoted on the OTC Markets/”Pink Sheets” under the symbol “PHYH.” The following table sets forth the high and low prices for our common stock as reported by OTCMarkets.com  for the last two fiscal years. The quotations reflect inter-dealer prices without retail markups, markdowns, or commissions and may not represent actual transactions.

Three months ended:	HIGH	LOW
March 31, 2009	$0.009	$0.002
June 30, 2009	$0.010	$0.004
September 31, 2009	$0.011	$0.004
December 31, 2009	$0.007	$0.002
March 31, 2010	$0.007	$0.003
June 30, 2010	$0.012	$0.002
September 31, 2010	$0.007	$0.003
December 31, 2010	$0.007	$0.000
March 31, 2011	$0.005	$0.001
June 30, 2011	$0.004	$0.001

Trade Overview

As of June 30, 2011, there were approximately 455 shareholders of record of its common stock and 155,925,507 of common stock outstanding (excluding the treasury stock).  There were 23 Series A convertible preferred shareholders and 13 Series B convertible preferred shareholders holding, respectively, an aggregate of 162,000,000 shares and 31,116,176 shares, and 38 different holders of record of its preferred stock. These numbers do not include beneficial owners of the common stock whose shares may be held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Each share of Series A Preferred Convertible Physicians Healthcare stock is convertible into one share of Physicians Healthcare common stock; Each share of Series B Preferred Convertible Physicians Healthcare stock is convertible into 40 shares of Physicians Healthcare common stock.

Employee Stock Options – Effective January 10, 2008, the Company issued stock options for 20 million shares to each the CEO and COO with a 10 year term and strike price of $0.003 per share.  Of the total stock options for 40 million shares, 30 million are vested when the contract was signed and the remaining 10 million shares vested on January 1, 2009.  The options have piggyback registration rights. Stock option expense of $75,000 was recorded on the 30 million options that were vested on January 10, 2008 when the management agreement was signed. The compensation expense of the remaining 10 million options, totaling $25,000, was recognized prorata from January 10, 2008 through January 10, 2009.  Total stock option expense for the year ended December 31, 2009 and 2008 was $617 and $99,383, respectively.  The stock option expense was computed based on the Black-Scholes valuation model based on a historical volatility factor of 306%, Risk-Free interest rate of 3.91%, expected maturity of 5 years (using the simplified method) and expected dividends of $0.  While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

The weighted-average grant-date fair value of the options granted to employees during the year-ended 2008 (the only year granted) was $0.0025 per share.

All employee stock options were cancelled by the employees on June 17, 2011.

A summary of employee options for the period January 1, 2011 to June 17, 2011 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value
Options Outstanding, December 31, 2010	40,000,000	$0.003	8.0	-
Granted	-	-		-
Exercised	-	-		-
Forfeited	(40,000,000)	0.003	8.0	-
Expired	-	-		-
Options Outstanding, June 17, 2011	-	$-		-
Exercisable, June 17, 2011	-	-		-

A summary of employee options for the year ended December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, December 31, 2009	40,000,000	$0.003	8.0	-
Granted	-	-		-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2010	40,000,000	$0.003	7.0	-
Exercisable, December 31, 2010	40,000,000	$0.003	7.0	-

A summary of employee options for the year ended December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, December 31, 2008	-	-	-	-
Granted	40,000,000	$0.003	9.0	-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2009	40,000,000	$0.003	8.0	-
Exercisable, December 31, 2009	40,000,000	$0.003	8.0	-

A summary of employee options for the period February 14, 2005 to December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, February 14, 2005	-	-	-	-
Granted	40,000,000	$0.003	10.0	-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2010	40,000,000	$0.003	7.0	-
Exercisable, December 31, 2010	40,000,000	$0.003	7.0	-

Consultant Stock Options – Effective December 20, 2007 the Company issued stock options to a consultant that expire on the earlier of ten years or one year from the termination of the contract with the consultant.  Once vested these options provide the consultant the right to purchase up to 5 million shares of common stock at an exercise price of $0.002 per shares.  Of the total options issued, 1 million were vested and $2,000 expense recognized on December 20, 2007, 2 million will vest when an HMO Certificate of Authority is issued by the state of Florida and the final 2 million will vest when certification is received from The Centers for Medicare and Medicaid Services as a Medicare Advantage Plan.  Since the final 4 million options are contingent on future events only the expense for the first one million options were recognized in the accompanying financial statements.    The contract with this consultant was terminated on July 1, 2008.  Accordingly, the first million options expired under the stock option agreement when it was not exercised by July 1, 2009 and the final 4 million options did not vest because the conditions in the agreement were never met.

The $0.002 per option or total $10,000 fair value of the 1 million options was estimated using the Black-Scholes valuation model.  The Company assumptions used in the valuation process were as follows:

2007
Volatility (based on historical data)	299%
Risk-Free Interest Rate	3.25%
Expected maturity	10 Years
Expected dividends	0%

The weighted-average grant-date fair value of the options granted to employees during the year-ended 2007 (the only year granted) was $0.002 per share.

A summary of consultant options for the year ended December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Consultant Options	Options	Price	Term	Value

Options Outstanding, December 31, 2008	5,000,000	$0.002	9.0	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(5,000,000)	$0.002	8.0	-
Options Outstanding, December 31, 2009	-	-	-	-
Exercisable, December 31, 2009	-	-	-	-

A summary of consultant options for the period February 14, 2005 to December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Consultant Options	Options	Price	Term	Value

Options Outstanding, February 14, 2005	-	-	-	-
Granted	5,000,000	$0.002	10.0	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(5,000,000)	$0.002	-	-
Options Outstanding, December 31, 2010	-	-	-	-
Exercisable, December 31, 2010	-	-	-	-

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

During the past two years, the Company sold no securities, common or preferred or any other class.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

DESCRIPTION OF CAPITAL STOCK

Copies of the forms of our amended and restated certificate of incorporation and amended and restated bylaws have been filed as exhibits to the registration statement of which this amended Form 10 forms a part. The following information reflects Physician Healthcare’s amended and restated certificate of incorporation and amended and restated bylaws.

Authorized and issued Capital Stock

As of December 31, 2010, Physicians Healthcare has 425,000,000 shares of authorized common stock, of which 155,925,507 shares are issued and outstanding (excluding the 148,218 shares of treasury stock, which were previously reacquired by the company); 162,000,000 shares of authorized Series A voting Convertible Preferred Stock, all of which are outstanding; 38,000,000 shares of authorized Series B nonvoting Convertible Preferred Stock, 31,116,176 of which are outstanding. All of the shares have a par value of $0.0001 per share.  The company holds treasury stock, at cost (148,218 and 129,259 common shares in 2009 and 2008, respectively). 155,925,507 and 155,944,466 of common shares were outstanding in 2009 and 2008, respectively. All such preferred shareholdings were also outstanding at the end of 2009 and 2008, respectively. Each share of Series A Convertible Preferred Stock is convertible into one share of common. Each share of Series B Convertible Preferred Stock is convertible into 40 shares of common.

Voting Rights. The holders of Physicians Healthcare common stock are entitled to one vote for each share held, on all matters voted on by the its stockholders, including elections of directors.  The holders of Physicians Healthcare Series A Convertible Preferred Stock are entitled to one vote for each share held, on all such matters. The holders of Series B Convertible Preferred Stock are not entitled to vote. Phyhealth’s amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Generally, all matters to be voted on by its stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock present or represented by proxy.

TRANSFER AGENT

The transfer agent for the Company is Island Stock Transfer located at 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701; its telephone number is 727-289-0010.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 78.7502 of Nevada Revised Statutes, a corporation may indemnify its officers, directors, employees and agents under specified circumstances, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, except as otherwise provided by statute or the Company’s Articles of Incorporation, as amended, Section 78.138 of the Nevada Revised Statutes provides that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his act or failure to act constituted a breach of his fiduciary duties as an officer or director; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law. The Company’s Articles of Incorporation do not provide for any greater liability to officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this amended Form 10 Registration Statement appear at the end of this Form 10 Registration Statement beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)           The financial statements required to be included in this Form 10 Registration Statement appear at the end of the Registration Statement beginning on page F-1.

(b)           See the Exhibit Index below.

Index to Exhibits

No.	Description

3.1.1	12/20/96: Sweat Equity Articles of Incorporation

3.1.2	10/22/99: Name change Amendment to Del Mar Capital

3.1.3	12/14/99: Restated Articles of Del Mar Capital

3.1.4	4/19/2000: Name change Amendment to Fresh Veg Broker.com d/b/a Tiger Team

3.1.5	6/23/2006: Name change Amendment to Physicians Healthcare Management Group and Certificate of Incorporation of Physicians Healthcare Management Group, Inc.

3.1.6	Complete Explanation of Physicians Healthcare Management Group, Inc.’s Corporate History

3.1.7	9/27/2006 : Certificate of Designation re Physicians Healthcare Management Group Preferred Stock

3.1.8	3/29/2007: Increase in Common to 425,000,000 shares

3.1.9	Bylaws of Physicians Healthcare Management Group, Inc.

3.3.1	Form of Stock Certificate of Physicians Healthcare Management Group, Inc.

10.1	Florida Department of State Doing Business Qualification of Physicians Healthcare Management Group, Inc.

10.2	Florida Certificate of Good Standing dated August 2009

10.3	Nevada Certificate of Designation Regarding Convertible Preferred Stock of Physicians Healthcare Management Group, Inc.

10.4	Form of Convertible Preferred Stock Certificate of Physicians Healthcare Management Group, Inc.

10.5	Certificate of Amendment to Certificate of Incorporation re Convertible Preferred Stock

10.6	Nevada Certificate of Designation regarding Series B Preferred Stock of Physicians Healthcare Management Group, Inc.

10.7	Form of Series B Preferred Stock Certificate of Physicians Healthcare Management Group, Inc.

10.8	Office Lease of Physicians Healthcare Management, Inc. and Associated Renewals

10.9	Marketing Joint Venture Agreement dated January 10, 2008 between Physicians Healthcare Management Group, Inc. and Sorry Works, Inc.

10.10	Engagement Agreement dated October 6, 2006 between Physicians Healthcare Management Group, Inc. and CFO Professional Services, LLC

10.11	Stock Purchase Agreement dated May 9, 2006 between Physicians Healthcare Management Group, Inc. and Tiger Team Technologies, Inc. et al

10.12	Employment Agreement between Physicians Healthcare Management Group, Inc. and Robert L. Trinka

10.13	Employment Agreement between Physicians Healthcare Management Group, Inc. and Fidel R. Rodriquez

10.14	Employment Agreement between Registrant and Robert L. Trinka

10.15	Employment Agreement between Registrant and Fidel R. Rodriquez

10.16	Form of Stock Options Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to this Form 10 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Physicians Healthcare Management Group, Inc.

Date: December 30 , 2011	By:	/s/ Robert Trinka
Name: Robert Trinka,
Title: President

INDEX TO FINANCIAL STATEMENTS

Page
Audited financial statements for the years ended December 31, 2010 and 2009	F-1

Unaudited financial statements for the six months ended June 30, 2011 and 2010	F-26

Physicians Healthcare Management Group, Inc.
(a development stage company)

Financial Statements

For the Years Ended December 31, 2010 and 2009
and for the Period From February 14, 2005
(Inception) to December 31, 2010

Physicians Healthcare Management Group, Inc.
(a development stage company)

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-3

Balance Sheets	F-4

Statements of Operations and Comprehensive Loss	F-5

Statements of Changes in Equity (Deficit)	F-6 - F-7

Statements of Cash Flows	F-8

Notes to Financial Statements	F-9 - F-25

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Physicians Healthcare Management Group, Inc.

We have audited the accompanying balance sheets of Physicians Healthcare Management Group, Inc. (a development stage company) as of December 31, 2010 and 2009 and the related statements of operations and comprehensive loss, changes in equity (deficit), and cash flows for the years ended December 31, 2010 and 2009 and for the period from February 14, 2005 (inception) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Physicians Healthcare Management Group, Inc. (a development stage company) as of December 31, 2010 and 2009 and the results of its operations and its cash flows for the for the years ended December 31, 2010 and 2009 and for the period from February 14, 2005 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company reported a net loss attributable to the Company of $682,359, and used cash for operating activities of $839,807 in 2010.  At December 31, 2010, the Company had a working capital deficiency, equity deficit and deficit accumulated during the development stage of $8,914, $7,476,797 and $5,773,002, respectively and was an inactive company with no business.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 12, 2011

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts • Registered with the PCAOB
Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

Physicians Healthcare Management Group, Inc.
(a development stage company)
Balance Sheets

	Years ended December 31,
	2010	2009
ASSETS
Current assets:
Cash	$21,997	$122,966
Certificates of deposit	-	500,000
Current portion of convertible note receivable	-	148,571
Marketable equity securities	-	746,645
Non-marketable equity securities	-	32,500
Other current assets	-	5,500
Note Receivable - Phyhealth Corpation (net of $50,000 loss recognized on investment in Phyhealth Corporation)	-	-
Total current assets	21,997	1,556,182

Convertible note receivable, net of current portion, net of $40,000 allowance	-	451,429
Non-marketable equity securities	-	-
Surplus notes and interest receivable due to related party	-	362,251
Furniture and equipment, net	-	6,470
Website costs, net	-	7,020
Other assets	-	2,533
Goodwill	-	487,320
Total assets	$21,997	$2,873,205

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,914	$11,175
Due to related parties	21,997	-
Accrued payroll liabilities	-	26,550
Total current liabilities	30,911	37,725

Contingency (Note 9)

TEMPORARY EQUITY
Series B convertible preferred stock, $0.001 par value, 38,000,000
shares authorized, 31,116,176 issued and outstanding	7,467,883	7,467,883

EQUITY (DEFICIT)
Physicians Healthcare Management Group stockholders' deficit:
Series A convertible preferred stock, $0.001 par value,
162,000,000 shares authorized, issued and outstanding	162,000	162,000
Common stock, $0.001 par value, 425,000,000 authorized,
156,073,725 issued and, 155,925,507 outstanding.	156,074	156,074
Additional paid-in capital	(2,020,878)	100,000
Less: treasury stock, at cost (148,218 common shares)	(991)	(991)
Deficit accumulated during the development stage	(5,773,002)	(5,090,643)
Accumulated other comprehensive income -unrealized income on investments	-	47,145
Total Physicians Healthcare Management Group stockholders' deficit	(7,476,797)	(4,626,415)
Noncontrolling interest	-	(5,988)
Total deficit	(7,476,797)	(4,632,403)
Total liabilities and deficit	$21,997	$2,873,205

The accompanying notes are an integral part of these financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Statements of Operations and Comprehensive Loss

			February 14, 2005
	Year Ended		(Inception) to
	2010	2009	December 31, 2010
Operating expenses:
Officer compensation	$192,939	$261,487	$1,101,984
Consulting and professional fees	311,271	272,049	1,499,957
Operating expenses		(29,987)	139,270
Bad debt expense (recovery)	258,306	(200,195)	320,843
General and administration	109,148	95,295	490,771
Total operating expense	871,664	398,649	3,552,825
Loss from operations	(871,664)	(398,649)	(3,552,825)

Other income (expense):
Equity method loss in joint venture	(50,000)	-	(50,250)
Realized gain on sale of equity securities	159,225	-	159,225
Impairment loss on investment	-	(320,111)	(320,111)
Interest expense	-	-	(1,765,669)
Interest income	7,101	84,885	109,632
Loan extension fees	45,000	126,000	171,000
Other income	4,132	250	4,383
Total other income (expense)	165,458	(108,976)	(1,691,790)
Net loss	(706,206)	(507,625)	(5,244,615)
Add: net loss attributable to noncontrolling interest	23,847	6,026	29,873

Net loss attributable to Physicians Healthcare Management Group, Inc.	$(682,359)	$(501,599)	$(5,214,742)
Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.03)

Weighted average shares outstanding - basic and diluted	155,925,507	155,925,924	161,909,063

Net loss	$(706,206)	$(507,625)	$(5,244,615)
Unrealized investment holding gain	314,946	47,145	362,091
Less: reclassification adjustment for realized gains included in net loss	(159,225)	-	(159,225)
Net unrealized holding gain	155,721	47,145	202,866
Transfer of cumulative unrealized holding gain on spin-off	(202,866)	-	(202,866)
Comprehensive loss	(753,351)	(460,480)	(5,244,615)
Net loss attributable to noncontrolling interest	23,847	6,026	29,873
Comprehensive loss attributable to Physicians Healthcare Management Group, Inc.	$(729,504)	$(454,454)	$(5,214,742)

The accompanying notes are an integral part of these financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Statement of Changes in Equity (Deficit)
For the years ended December 31, 2010 and 2009 and from February 14, 2005 (inception) to December 31, 2010

									Physicians
									Healthcare
							Deficit		Management
					Additional		Accumulated during	Accumulated Other	Group Stockholders'	Non-	Total
	Preferred Stock		Common Stock		Paid-in	Treasury	Development	Comprehensive	Equity	Controlling	Equity
	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Loss	(Deficit)	Interest	(Deficit)

Shares issued to founders for services	149,724,462	$149,724	71,967,558	$71,968	$(140,184)	$-	$-	$-	81,508	$-	$81,508
Shares issued to board
members for services	275,538	276	132,442	132	(258)	-	-	-	150	-	150
Capital investment of
stockholders'	-	-	-	-	158,671	-	-	-	158,671	-	158,671
Net loss February 14, 2005(inception) to December 31, 2005	-	-	-	-	-	-	(209,018)	-	(209,018)	-	(209,018)
Balance- December 31, 2005	150,000,000	$150,000	72,100,000	$72,100	$18,229	$-	$(209,018)	$-	$31,311	$-	$31,311

Recapitalization and deemed
issuance to stockholders of
Tiger Team Technologies	12,000,000	12,000	158,886,528	158,887	(170,887)	-	-	-	-	-	-
Capital investment of
stockholders'	-	-	-	-	288,648	-	-	-	288,648	-	288,648
Shares issued for services	-	-	5,090,959	5,091	92,205	-	-	-	97,296	-	97,296
Net loss 2006	-	-	-	-	-	-	(380,731)	-	(380,731)	-	(380,731)
Balance- December 31, 2006	162,000,000	$162,000	236,077,487	$236,078	$228,195	$-	$(589,749)	$-	$36,524	$-	$36,524

Capital investment of
stockholders'	-	-	-	-	90,000	-	-	-	90,000	-	90,000
Shares issued for services	-	-	12,630,241	12,630	59,988	-	-	-	72,618	-	72,618
Options issued for services	-	-	-	-	2,000	-	-	-	2,000	-	2,000
Stock repurchase agreements	-	-	(92,734,000)	(92,734)	(380,183)	-	(558,260)	-	(1,031,177)	-	(1,031,177)
Net loss 2007	-	-	-	-	-	-	(599,168)	-	(599,168)	-	(599,168)
Balance- December 31, 2007	162,000,000	$162,000	155,973,728	$155,974	$-	$-	$(1,747,177)	$-	$(1,429,203)	$-	$(1,429,203)

The accompanying notes are an integral part of these financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
 Statement of Changes in Equity (Deficit)
For the years ended December 31, 2010 and 2009 and from February 14, 2005 (inception) to December 31, 2010

									Physicians
									Healthcare
							Deficit		Management
					Additional		Accumulated during	Accumulated Other	Group Stockholders'	Non-	Total
	Preferred Stock		Common Stock		Paid-in	Treasury	Development	Comprehensive	Equity	Controlling	Equity
	Shares	Amount	Shares	Amount	Capital	Stock	Stage	Loss	(Deficit)	Interest	(Deficit)

Balance- December 31, 2007	162,000,000	$162,000	155,973,728	$155,974	$-	$-	$(1,747,177)	$-	$(1,429,203)	$-	$(1,429,203)

Adjustment to stock repurchase
agreement	-	-	99,997	100	-	-	-	-	100	-	100
Options issued for services	-	-	-	-	99,383	-	-	-	99,383	-	99,383
Purchase of treasury stock	-	-	-	-	-	(760)	-	-	(760)	-	(760)
Net loss 2008	-	-	-	-	-	-	(2,841,867)	-	(2,841,867)	-	(2,841,867)
Balance- December 31, 2008	162,000,000	$162,000	156,073,725	$156,074	$99,383	$(760)	$(4,589,044)	$-	$(4,172,347)	$-	$(4,172,347)

Options issued to employees	-	-	-	-	617	-	-	-	617	-	617
Acquisition of Underwriter stock	-	-	-	-	-	-	-	-	-	38	38
Purchase of treasury stock-									-
18,959 shares	-	-	-	-	-	(231)	-	-	(231)	-	(231)
Net loss attributable to Physicians Healthcare Management Group, Inc.-2009	-	-	-	-	-	-	(501,599)	-	(501,599)	(6,026)	(507,625)
Unrealized gain on investment	-	-	-	-	-	-	-	47,145	47,145	-	47,145
Balance- December 31, 2009,	162,000,000	$162,000	156,073,725	$156,074	$100,000	$(991)	$(5,090,643)	$47,145	$(4,626,415)	$(5,988)	$(4,632,403)

Spin-off of operations to Phyhealth Corporation					$(2,120,878)			$(202,866)	(2,323,744)	$29,835	(2,293,909)

Net loss attributable to Physicians Healthcare Management Group, Inc.-2010	-	-	-	-	-	-	(682,359)	-	(682,359)	(23,847)	(706,206)

Unrealized gain on investments	-	-	-	-	-	-	-	155,721	155,721	-	155,721
Balance- December 31, 2010	162,000,000	$162,000	156,073,725	$156,074	$(2,020,878)	$(991)	$(5,773,002)	$-	$(7,476,797)	$-	$(7,476,797)

The accompanying notes are an integral part of these financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Statements of Cash Flows

	Years ended December 31,		February 14, 2005(inception) to December 31,
	2010	2009	2010
Cash from operating activities:
Net loss attributable to Physicians Healthcare Management Group, Inc. and Subsidiaries	$(682,359)	$(501,599)	$(5,214,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Net loss attributable to noncontrolling interests	(23,847)	(6,026)	(29,873)
Equity method loss in joint venture	50,000		50,250
Gain on sale of equity securities	(159,225)	-	(159,225)
Gain on Underwriters stock previously held	-	(250)	(250)
Impairment loss on investment	-	320,111	320,111
Amortization of note receivable discount	-	(71,111)	(71,111)
Loan extension fee received in securities	(45,000)	(126,000)	(171,000)
Gain on return of application fee	-	(25,000)	(25,000)
Expenses paid by related party	-	-	26,888
Adjustment to stock purchase agreement	-	-	100
Interest expense paid in stock	-	-	1,765,671
Bad debt expense (reversal)	258,306	(200,195)	320,843
Issuance of stock to founders and for services	-	-	251,572
Issuance of options for services	-	617	102,000
Depreciation and amortization	5,890	6,266	25,123
Changes in operating assets and liabilities:
Other current assets	(11,087)	4,264	(16,587)
Other assets	-	-	(2,533)
Surplus note interest receivable	-	(2,620)	(2,620)
Accounts payable	20,169	10,317	31,343
Accrued payroll liabilities	13,046	16,622	39,596
Due from related party	(265,700)	(25,510)	(553,942)
Net cash used in operating activities	(839,807)	(600,114)	(3,313,386)

Cash flows from investing activities:
Investment in joint venture	-	-	(250)
Cash paid in spin-off of operations	(118,127)		(118,127)
Purchase of certificate of deposit	(7,298)	(1,000,000)	(1,007,298)
Proceeds from maturity of certificates of deposit	507,298	500,000	1,007,298
Reimbursement (deposit) of escrow funds and fees for HMO	-	335,000	25,000
Purchase of convertible note receivable	-	(568,889)	(568,889)
Purchase of marketable securities	-	(105,000)	(105,000)
Proceeds from sale of marketable securities	363,841	-	363,841
Purchase of non-marketable securities	-	(321,111)	(321,111)
Purchase of surplus note, loan and accrued interest	-	(589,788)	(589,788)
Deposit into escrow for Purchase of investment	-	-	(500,000)
Purchase of Underwriters' stock, net of cash received	-	8,831	8,831
Purchase of furniture, equipment and website	(6,876)	(2,903)	(39,599)
Net cash provided by (used in) investing activities	738,838	(1,743,860)	(1,845,092)

Cash flows from financing activities:
Proceeds from capital contributions	-	-	512,319
Purchase of treasury stock	-	(231)	(991)
Proceeds from note payable	-	-	71,035
Proceeds from sale of series B preferred shares	-	-	100,000
Payment of note payable	-	(100,000)	(100,000)
Proceeds from issuance of note payable	-	-	4,598,112
Net cash provided by (used in) financing activities	-	(100,231)	5,180,475
Net increase (decrease) in cash	(100,969)	(2,444,205)	21,997
Cash, beginning of period	122,966	2,567,171	-
Cash, end of period	$21,997	$122,966	$21,997

Supplemental disclosures of cash flow information:
Cash paid for interest paid	$-	$-	$-
Cash paid for income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

1. ORGANIZATION, NATURE OF BUSINESS, BASIS OF PRESENTATION AND GOING CONCERN

Organization - Physicians Healthcare Management Group, Inc., a Nevada corporation (the Company, PHYH or Parent) was formed on February 14, 2005 and has been in the development stage and its efforts through November 9, 2010 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  On November 10, 2010 the Company spun off all operations and the majority of its assets and liabilities to a previously dormant subsidiary, Phyhealth Corporation, as more fully described below in Note 3.  The Company has not realized any revenues from its planned operations during the life of the Company.

Prior to the Spin-off, the Company owned and included the following subsidiaries in its consolidated financial statements:

•	Physicians Healthcare Management Group, Inc., (“Phyhealth Old” or “Subsidiary”), an Illinois corporation.
•	Florida Physicians, LLC (“Florida Physicians” or “LLC”) created on November 29, 2007.
•	Phyhealth Plan Corporation (“Plancorp” or “HMO”) created on September 4, 2007 in the state of Florida.
•	Phyhealth Corporation, created on January 18, 2008 in the state of Delaware.
•
Phyhealth Underwriters, Inc. (Underwriters) which was 92.5% owned by the Company and 7.5% owned by a joint venture partner, Atlas Insurance Management (Atlas).  It was created to act as the legally required Attorney-in-fact for a risk retention group formed by the Company and Atlas named “Physhield Insurance Exchange, a Risk Retention Group” (Physhield), a Nevada domiciled Association Captive. Physhield is an insurance reciprocal, which can only be owned by its physician subscribers;

•	Phyhealth Sleep Care Corporation was created on September 29, 2010 in the state of Delaware in order to own and operate diagnostic and therapeutic sleep care facilities.

Prior to November 10, 2010 these companies were consolidated in the Company’s financial statements but are no longer consolidated in the attached financial statements.  The expenses of the company as of December 31, 2010 include the expenses of the subsidiaries noted above from January 1, 2010 through November 9, 2010.

Recapitalization - On May 9, 2006, Tiger Team Technologies, Inc. (Tiger), a Nevada Corporation, an inactive public shell effected an acquisition pursuant to a Stock Purchase Agreement and Plan of Reorganization (the “Agreement”) of Phyhealth Old.  Pursuant to the Agreement, Tiger issued 72.1 million shares of its common stock and 150 million shares of its preferred voting stock which combined equaled approximately 57% of the approximately 393 million post acquisition voting rights.  The acquisition was treated as a recapitalization of Phyhealth Old since the shareholders’ of Phyhealth Old obtained voting and management control of the combined entity and the business of Phyhealth Old has become the primary business of Tiger. On June 23, 2006, the Amendment to Articles of Incorporation of Tiger were filed with the Nevada Secretary of State, to change the name of the parent corporation from Tiger Team Technologies, Inc. to Physicians Healthcare Management Group, Inc. (“Company”, “PHYH” or “Parent”)  and Phyhealth Old became a wholly-owned subsidiary of PHYH pursuant to the Agreement.

Accordingly, the financial statements of the Company subsequent to the recapitalization consist of the balance sheets of both companies at historical cost and the historical operations of Phyhealth Old.  The Company is deemed to have issued 158,886,528 common shares and 12,000,000 preferred shares to the existing pre-recapitalization shareholders of Tiger. All share and per share data in the accompanying financial statements has been retroactively adjusted for the effect of the recapitalization.

On November 10, 2010 the Company transferred substantially all assets and all liabilities to its subsidiary Phyhealth Corporation and distributed certain common and preferred shares to the Company’s shareholders as more fully described in Note 3.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

Nature of Discontinued Business and Current Operations – Prior to the Spin-off, the Company was developing its two products, community health plans and medical malpractice liability insurance programs.  Subsequent to the spin-off, the company has no operations of any kind.

Going Concern - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has a net loss attributable to the Company of $682,359 and net cash used in operations of $839,807 in 2010 and a working capital deficiency, equity deficit and deficit accumulated during the development stage of $8,914, $7,476,797 and $5,773,002 respectively at December 31, 2010.  In addition, the Company is inactive with no business.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

Management plans to sell the Company once it becomes a fully reporting shell through a Form 10 filing with the Securities and Exchange Commission.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than one month when purchased to be cash equivalents.

Use of Estimates in Financial Statements - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the period covered by these financial statements include the allowance for the loan due from related party, the impairment of long lived assets, valuation of securities, the carrying amount of goodwill from the investment in Underwriters, the allocation of service expenses to Underwriters, the valuation of stock and options issued for services, and the valuation allowance on deferred tax assets.

Notes and Loans Receivable and Related Allowance – The Company evaluates collectability of loans made to third parties or affiliate based on factors such as experience with the borrower, the borrower’s willingness to pay and the borrower’s ability to pay based on its current financial condition and value of collateral.  The Company establishes an allowance for loan loss if management believes collection may be doubtful.

Website costs – Website expenditures are capitalized at cost, net of accumulated amortization. Amortization expense is calculated by using the straight-line method over the estimated useful lives of five years. Website maintenance costs are charged to expense as incurred. Expenditures for enhanced functionality are capitalized. The cost of the website and the related accumulated amortization are removed from the accounts upon retirement of the website with any resulting loss being recorded in operations.

Furniture and Equipment - Furniture and equipment are capitalized at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five years for all categories. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of furniture and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded in operations.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

Investments in Securities - The Company invests in various marketable and non-marketable securities.  If an investment qualifies as a trading debt or equity security then the Company accounts for that marketable security in accordance with Accounting Standards Codification (ASC) 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included in earnings.  Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. Investments classified as held-to-maturity are carried at amortized cost.  In determining realized gains and losses, the cost of the securities sold is based on the specific identification method.

The Company invests in various securities that management has determined to be non-marketable.  Non-marketable securities where the Company owns less than 20% of the investee are accounted for at cost pursuant to ASC 323, "Investments- Equity Method and Joint Ventures,” Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each reporting date.

The Company periodically reviews its investments in marketable and non-marketable securities and impairs any securities whose value is considered non-recoverable. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information.  GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Investment in Joint Venture or Non-Controlled Entities– The Company accounts for joint ventures and other entities in which it has significant influence but doesn’t have control under the equity method of accounting pursuant to ASC topic 323 “Investments - Equity Method and Joint Ventures” which records the Company’s proportionate share of the joint venture net income or loss as an increase or decrease to the investment in the joint venture, respectively, and recognizing that proportionate share of net income or loss in operations.  The Company’s proportionate losses of the joint ventures are recorded only to the extent of the Company’s investment plus previously recognized profits.

Goodwill - The Company tests goodwill for impairment in accordance with the provisions of Financial Accounting Standards Codification (ASC) section 350, “Goodwill and Other Intangible Assets.” Accordingly, goodwill is tested for impairment at least annually or whenever events or circumstances indicate that goodwill might be impaired.

Fair Value of Financial Instruments –Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the date of the balance sheet, except as described in Note 6.

Stock Based Compensation - The Company records stock based compensation in accordance with ASC section 718, “Stock Compensation” and Staff Accounting Bulletin (SAB) No. 107 (SAB 107) issued by the Securities and Exchange Commission (SEC) in March 2005 regarding its interpretation of ASC 718. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption.  The Company values any employee or non-employee stock based compensation at fair value using the Black Scholes Pricing Model.  In adopting ASC 718, the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date.  There was no effect to the Company of applying the MPA method.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

December 31, 2006 and 2005, there were no grants of stock options to either employees or non-employees.  In the year ended December 31, 2007 the Company recognized stock options issued to a consultant as further described in Note 11.  There were no additional grants of stock or stock option in 2008 through 2010.

Income Taxes - The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Effective January 1, 2007, the Company adopted provisions of ASC 740, Sections 25 through 60, “Accounting for Uncertainty in Income Taxes.  These sections provide detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in the financial statements. Tax positions must meet a “more-likely-than-not” recognition threshold at the effective date to be recognized upon the adoption of ASC 740 and in subsequent periods. Upon the adoption of ASC 740, the Company had no unrecognized tax benefits. During the years ended December 31, 2010 and 2009 and the period beginning February 14, 2005 (inception) to December 31, 2010, no adjustments were recognized for uncertain tax benefits. All years from 2007 through 2010 are still subject to audit.

Net Loss Per Share - Basic loss per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted loss per share does not assume the conversion, exercise or contingent issuance of securities because that would have an anti-dilutive effect on loss per share.

As of December 31, 2010, there were stock options exercisable into 40,000,000 common shares, 162,000,000 series A preferred shares convertible into 162,000,000 common shares, and 31,116,176 series B preferred shares convertible into 1,244,647,040 common shares which may dilute future earnings per share. (See Note 15)

Concentration of Credit Risk - The Company maintains its cash accounts in certain financial institutions.  The amounts on deposit with the institutions are insured through the Federal Deposit Insurance Corporation (FDIC) in the amount of $250,000 per entity per institution.  The Company didn’t have any uninsured balances at December 31, 2010 or 2009.  The Company has not experienced any losses on such accounts.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In July 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2010-20, “Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.”  This Update improves the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables (including trade and notes receivable) and related allowance for credit losses.  This disclosure was initial effective for the Company’s financial statements ending December 31, 2010, but has been deferred to the Company’s financial statements ended June 30, 2011.  Management doesn’t believe that this ASU will have a material impact on its financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

In December 2010, the FASB issued ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.”  The amendments in this Update affect all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The amendments in this Update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.    This disclosure is effective for the Company’s financial statements ending December 31, 2011.  Management doesn’t believe that this ASU will have a material impact on its financial statements.

3.   DISCONTINUED OPERATIONS: SPIN-OFF OF PHYHEALTH CORPORATION AND SUBSTANTIALLY ALL COMPANY OPERATIONS, ASSETS AND LIABILITIES

The Company’s wholly owned subsidiary, Phyhealth Corporation, filed a registration statement to allow its stock to be traded by the public under the ticker symbol PHYY.  That registration statement was declared effective on November 9, 2010.

Effective November 10, 2010, as part of that registration statement described above, the Company transferred substantially all it assets and all it operations to Phyhealth Corporation in exchange for:
•	The assuming all the liabilities of the Company.
•	Issuance of 6,604,312 shares of Phyhealth Corporation common stock to the Company’s common stock shareholders including 3,472,713 shares of common stock to the Company,
•	Issuing 3,240,008 shares of Phyhealth Corporation Series A preferred stock to the Company’s stockholders that hold the Company’s Series A preferred stock.
•	Issuing 622,332 shares of Phyhealth Corporation Series B preferred stock to the Company’s stockholders that hold the Company’s Series B preferred stock.
•	Issue options to purchase 800,000 shares of Phyhealth Corporation common shares to the two management team members with a strike price of $0.150 per share that expires January 10, 2018 (see Note 11).

After the transfer of assets, liabilities and the operations to Phyhealth Corporation, the Company had remaining $50,000 in a note receivable, the 3,472,713 shares of Phyhealth Corporation common stock and 148,218 shares of Company treasury stock.

4.   NOTE RECEIVABLE – PHYHEALTH CORPORATION

In accordance with the spin-off agreement, Phyhealth Corporation will provide the Company with $50,000 in cash from the investments transferred during the Spin-off.  However, as of December 31, 2010 the cash account of the Company was being used to support the ongoing operating activities of Phyhealth Corporation.  Consequently, Phyhealth Corporation issued a promissory note for $50,000 payable to the Company.

However, because the Company owns 35% of Phyhealth Corporations’ outstanding voting shares of common and series A preferred stock, the Company is deemed to have significant influence, but not control, over Phyhealth Corporation.  Therefore, the Company accounts for its ownership interest in Phyhealth Corporation under the equity method of accounting.  Under the equity method the Company must recognize its share of Phyhealth Corporation’s net losses up to the Company’s investment in and receivables from Phyhealth Corporation.  The Company’s share of the loss recognition reduced the amount of the note receivable to $0 as of December 31, 2010.  Even though the account balance is zero in the accompanying balance sheet, the Company believes that Phyhealth Corporation intends to honor the note receivable and make the $50,000 payment to the Company.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

5.   CONVERTIBLE NOTE RECEIVABLE AND INVESTMENTS IN SECURITIES

Investments made by the Company were made in debt and equity securities of companies. The investments that were transferred during the spin-off are as follows:

Convertible note receivable:

Purchase of Convertible Note from AccessKey IP, Inc. (AccessKey) – On January 28, 2009 the Company paid $640,000 to AccessKey in exchange for a partially convertible note and warrants to purchase 20 million shares of AccessKey’s common stock at $0.005 per share through December 31, 2013.  The convertible note called for an interest rate of 10% with payments of $150,000 plus interest due on April 15, 2009, June 15, 2009, and September 15, 2009 with the balance due on January 28, 2010.   The note allows the Company to convert $300,000 of the note to AccessKey common stock based on a conversion price of 50% of the lesser of $0.0125 per share or the common stock’s bid prices measured as defined in the agreement.  The $640,000 purchase price was allocated between the convertible note receivable and the warrants based on their relative fair values.  The convertible note and the warrants received $568,889 and $71,111 of the allocated purchase price, respectively.  A $71,111 discount on the note receivable was also recorded to be amortized to interest income over the one year term of the note.

AccessKey subsequently defaulted on the first two note payments. Due to the default, the receivable and all its interest were immediately called due, and the remaining note receivable discount was amortized into interest income.  The Company also re-evaluated the collectibility of note, and because of the 50% conversion discount on the $300,000 convertible portion of the note, the Company’s risk of loss is substantially mitigated such that the note can always be converted into a minimum of $600,000 worth of AccessKey common stock.  Therefore, management established a $40,000 reserve for the portion of the investment at risk to loss.

The note was renegotiated on July 31, 2009 to eliminate the partial payments, and to allow all the principle and interest to be paid on the original maturity date of January 28, 2010.  In consideration of the note modification, AccessKey issued 15 million shares of its common stock to PHYH and increased the warrants from 20 to 25 million shares of common stock at an exercise price of $0.005 per share through December 31, 2014.  The 15 million common shares and the warrants to purchase the additional 5 million common shares were recorded at their estimated fair value as described below.  The agreement further provided that if AccessKey defaulted on the revised payment schedule the warrant to purchase common shares would triple to 75 million shares with a total exercise price of $100 for all shares.

The 15 million shares of AccessKey common stock were recorded as marketable equity securities (since the restriction lapses in less than one year) and as loan extension fee income of $94,500, based on the July 31, 2009 market price discounted by 25% due to the length of the restriction before the company could sell the stock, the high volatility, and the associated holding risk associated with the stock. The volatility of this stock is 203% as of November 9, 2010.

The 5 million warrants were recorded as non-marketable securities and loan extension fee income of $31,500, based on the market price also being discounted by 55% due to the restriction on the shares underlying the warrants.  Management used the Black-Scholes model for valuing the warrants and assumed a risk-free rate of 2.5%, a volatility rate of 253%, expected maturity of 5.4 years, and expected dividend of 0%.

AccessKey then also defaulted on the January 28, 2010 payment.  Consequently, the Company was entitled to warrants to purchase 75 million shares of AccessKey common stock for a total exercise price of $100. The 50 million additional warrants received due to this default were recorded as non-marketable securities and loan extension fee income of $45,000, based on the market price also being discounted by 55% due to the restriction on the shares underlying the warrants.  Management used the Black-Scholes model for valuing the warrants and assumed a risk-free rate of 2.4%, a volatility rate of 251%, expected maturity of 4.9 years, and expected dividend of 0%.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

In addition, the $300,000 portion of the note receivable that is subject to conversion into AccessKey’s common stock was evaluated to see if it met the definition of a derivative asset as described by Statement of Financial Accounting Standards Codification (ASC) section 815 “Derivative and Hedging.”  It was determined that the note did not meet the definition of a derivative because there was no provision for net settlement and because it was determine that the shares were not easily convertible to cash due to the selling restriction of more than 31 days on the stock.

All AccessKey securities were transferred in the November 10, 2010 spin-off.

Marketable Equity Securities:

AccessKey Common Stock– As described above, the Company received 15 million shares of AccessKey common stock in 2009.  An unrealized gain of $7,425, an unrealized loss of $74,925 and an unrealized loss of $67,500 are reflected in the statements of operations and comprehensive income (loss) for the years ended December 31, 2010, 2009 and for the period from February 14, 2005 (Inception) to December 31, 2010, respectively.  These securities with a fair value of $27,000 as of November 9, 2010 were transferred as part of the spin-off.

Sale of ZST Digital Networks, Inc. Convertible Preferred Stock – On April 30, 2009, the Company paid $500,000 for 312,500 shares of convertible preferred stock in ZST Digital Networks, Inc. (ZST Digital), a Chinese supplier of optical and digital network equipment, listed as ZSTN on NASDAQ.  Each share of preferred stock is convertible into one share of common stock.  On October 6, 2009 ZST Digital affected a 1-for-2.4615 stock split that left the Company with 126,954 series A preferred shares.  These preferred shares were also registered effective October 20, 2009 and converted to common shares on November 30, 2009 on a one-to-one basis.  In August through November 9, 2010 the company sold 51,954 shares for $363,841 at a gain of $159,225, leaving 75,000 shares of ZST Digital common stock as of November 9, 2010 with a fair value of $624,750.  These shares were transferred as part of the November 10, 2010 spin-off.

An unrealized gain of $162,096, an unrealized gain of $167,270, and an unrealized gain of $329,366 are reflected in the statements of operations and comprehensive income (loss) for the years ended December 31, 2010, 2009 and for the period February 14, 2005 (Inception) to December 31, 2010, respectively.

Purchase of Bio-Matrix Scientific Group, Inc. (Bio-Matrix) Stock – On January 12, 2009, the Company paid $105,000 for 1,150,000 common shares and 25,000 of non-convertible preferred shares of Bio-Matrix Scientific Group (Bio-Matrix).  Bio-Matrix is an OTCBB company listed as BMSN.  This investment is classified as available for sale by management and presented as short-term because the shares are expected to be sold in the next twelve months.   The preferred shares are non-marketable and valued at zero cost (see below).  There is a possibility that the Company could receive an additional 150,000 shares of Bio-Matrix common stock that Bio-Matrix issued to another entity under the original purchase agreement as compensation for a business transaction that never materialized.  Since that transaction never materialized, the Company believes that they should receive the shares of Bio-Matrix common stock issued to that entity.  However, those shares have not been recognized in these financial statements nor included in the fair value disclosure herein, because it is not reasonably assured that they will receive those shares.

Based on the OTC market price of the stock currently held by the Company, an unrealized loss of $13,800, $45,200 and $59,000 is reflected in the statements of operations and comprehensive income (loss) as of the years ended December 31, 2010, 2009 and for the period from February 14, 2005 (Inception) to December 31, 2010, respectively.  These securities with a fair value of $46,000 as of November 9, 2010 were transferred as part of the November 10, 2010 spin-off.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

Non-Marketable Securities:

AccessKey warrants – As described above, the Company recorded warrants to purchase 25 million shares of AccessKey common stock.  These warrants are considered non-marketable and accounted for at cost less any impairment since there is no readily determinable market value.  These warrants were recorded at the $102,611 fair value at the time of the transactions and were subsequently evaluated for other than temporary impairment.  At December 31, 2009, management recorded an impairment loss of $70,111 on these warrants leaving a balance of $32,500 on the balance sheet as non-marketable securities at December 31, 2009.  These securities with a recorded value of $32,500 were transferred as part of the spin-off as of November 10, 2010.

Warrants to purchase an additional 50 million shares, for a total of 75 million shares, of AccessKey common stock was recognized on January 28, 2010 when AccessKey failed to make payment on the note as required by the amended agreement.  These warrants with a recorded value of $45,000 were transferred as part of the spin-off as of November 10, 2010.

6.   FAIR VALUE MEASUREMENTS

Marketable Equity Securities

The unrealized gains (losses) are presented in comprehensive income (losses) in the statements of operations and comprehensive income (loss).

The levels of the fair value measurements for marketable equity securities are summarized as follows:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Purchase of marketable equity securities-2009	$105,000	$-	$594,500

Total unrealized losses –
Included in other comprehensive income	(45,200)	-	92,345

Marketable Equity Securities – December 31, 2009	$59,800	$-	$686,845

Total gains (losses) – (realized or unrealized):
Included in other comprehensive income	(13,800)	-	169,521
Included in earnings	-	-	159,225
Sale of equity securities	-	-	(363,841)
Transfer of equity securities in Spin-off	(46,000)	-	(651,750)
Marketable Equity Securities – December 31, 2010	$-	$-	$-

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

Non-Marketable Securities:

The levels of the fair value measurement for the non-marketable securities are summarized as follows:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Receipt of AccessKey Warrants- 2009	$-	$-	$102,611

Total realized losses – Impairment	-	-	(70,111)

Non-Marketable Securities– December 31, 2009	$-	$-	$32,500

Receipt of AccessKey Warrants- 2010	-	-	45,000

Total unrealized gains (losses)	-	-	57,500

Transfer of equity securities in Spin-off	-	-	(135,000)

Non-Marketable Securities–December 31, 2010	$-	$-	$-

7.   FURNITURE AND EQUIPMENT

Furniture and equipment at December 31, 2010 and 2009 consists of the following:

	2010	2009

Furniture	$-	$6,108
Equipment	-	5,711
Total furniture and equipment	-	11,819
Accumulated depreciation	-	(5,349)
Furniture and equipment, net of accumulated depreciation	$-	$6,470

Depreciation expense for the years ended December 31, 2010 and 2009 and the period from February 14, 2005 through December 31, 2010 was $2,302, $2,283 and $7,651, respectively.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

8.   WEBSITE COSTS

Website costs at December 31, 2010 and 2009 consist of the following:

	2010	2009

Website costs	$-	$20,903
Accumulated amortization	-	(13,883)
Website costs, net of accumulated amortization	$-	$7,020

Amortization expense for the years ended December 31, 2010 and 2009 and the period from February 14, 2005 through December 31, 2010 was $3,589, $3,983, and $17,472, respectively.

9.    CONTINGENCIES - LITIGATION

One of the Company’s investors has initiated litigation claiming that the August 2008 conversion of their convertible debentures into Series B Preferred shares should be voided since they believe their Investment Advisor also represented the Company at that time.  The investment advisor and the Company deny that there was any conflict of interest or wrong doing in this conversion.

If the conversion is declared to be void, the investor seeks judgment on the convertible debenture, in an amount of approximately $250,000.  The management team believes this case is without merit and has asked legal counsel to vigorously contest this matter.  Legal counsel has filed for a summary judgment to dismiss this case.  No judgment has been made on this matter.  The Company’s management believes it has appropriate defenses to this claim and does not believe that the outcome of this litigation will have a material impact to the Company’s financial statements.  No liability has been recorded in the Company’s financial records regarding this litigation.

10.   TEMPORARY EQUITY

In August 2008, the company designated 38 million shares of its 200 million shares of authorized preferred stock as series B convertible preferred stock.  The series B preferred shares provide no voting rights and are non-interest bearing, but the holders can elect to convert each share of the series B convertible preferred stock into 40 shares of the Company’s common stock.   The holders of the series B convertible preferred shares have liquidating preferences over the series A convertible preferred and common stock shareholders equivalent to $7,467,883 plus any accrued but unpaid dividends.  No series A or common stock holder can receive any dividends unless the series B convertible preferred holders also receive equivalent dividends as if they had already converted to common stock.

On August 11, 2008 and September 11, 2008, the Company issued a total of 18,419,707 shares of series B preferred stock for $7,367,883 of existing debt and accrued interest.

Also on August 11, 2008, the Company issued an additional 250,000 shares of series B preferred stock in exchange for a commitment to fund $100,000 of operating expenses.  This commitment was completely funded in 2008 and is included in temporary equity.

Since the Company does not have sufficient authorized shares to cover the common stock that would need to be issued if the series B preferred stock shareholders decide to convert, these shares have been recorded as temporary equity until such time as sufficient shares have been authorized.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

On September 30, 2008, in recognition of the decline in the market value of the Company’s common stock and its impact on the value of the series B preferred shares that were issued in the months of August and September to the investors that continue to fund the Company, the company entered into an agreement with the series B convertible preferred shareholders.   Under the agreement the Company issued an additional 12,446,469 shares of series B convertible preferred stock to those same series B shareholders for a total of 31,116,176 shares.  This issuance of additional shares has been treated as a stock dividend, and since the series B convertible preferred shares were recorded as temporary equity, the issuance of the additional series B convertible preferred shares had no impact on the accompanying financial statements.

11. STOCKHOLDERS’ EQUITY

Authorized Common Stock - On March 27, 2007, the Company filed with the state of Nevada to increase the authorized common shares from 400,000,000 to 425,000,000 at a par value of $0.001 per share.

Authorized Preferred Stock – On September 27, 2006, the Company filed with the state of Nevada to authorize 200,000,000 shares of preferred stock with a par value of $0.001 per share. In August 2008, the Company further designated these preferred shares into 162,000,000 series A preferred shares and 38,000,000 series B preferred shares.

The series A convertible preferred shares have the same dividends and voting rights as common stock shares and are convertible to common stock on a one-for-one basis. There are no other rights, dividends or interest at a stated interest rate of the series A preferred shares.  Upon liquidation, they would receive liquidating preferences over common shareholders.

The series B convertible preferred shares provide no voting rights and are non-interest bearing, but the holders can elect to convert each share of the series B convertible preferred stock into 40 shares of the Company’s common stock.   The holders of the series B convertible preferred shares have liquidating preferences over the series A convertible preferred and common stock shareholders equivalent to $7,467,881 plus any accrued but unpaid dividends.  No series A convertible preferred or common stock holder can receive any dividends unless the series B convertible preferred stockholders also receive equivalent dividends as if they had already converted to common stock.

Common Stock - In 2005 Phyhealth Old issued 71,967,558 common shares and 149,724,462 preferred shares to founders as part of an initial capitalization and 132,442 common shares and 275,538 preferred shares to three Board Members that joined the Board subsequent to the initial founding of Phyhealth Old.  The value of these shares was deemed to be minimal (i.e.- corporate set-up costs) because no significant business had been conducted at the time of the original capitalization or as of the subsequent members joining the Board and there was no other indicators of value at that time based on stock price or value of services.  Consequently, the common shares were recorded at a nominal value per share, resulting in an $81,658 charge in 2005, which included $40,833 of officers’ compensation expense and $40,825 of consulting expense.

In May 2006, pursuant to the recapitalization (see Note 1) the Company was deemed to have issued 12,000,000 preferred shares and 158,886,528 common shares to shareholders of the public shell, Tiger.

On July 21, 2006, the Company issued 22,800,000 shares to an investor relations company for services to be earned over the contract term.  Subsequently, the contract was terminated and 5,078,800 shares were returned before December 31, 2007.  The remaining 12,630,241 and 5,090,959 shares have been recorded in the accompanying financial statements in years ended December 31, 2007 and 2006, respectively.  The charge to operations for the shares earned totaled $72,618 and $97,296 in 2007 and 2006, respectively, based on the average stock price from the date of the transaction through the end of the year.

Preferred Stock - In addition to the shares of preferred stock issued to founders and board members (see common stock above) in 2005, 12,000,000 shares of preferred stock were deemed to be issued to the existing pre-recapitalization shareholders of Tiger on May 9, 2006, the date of the recapitalization.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

Treasury Stock – Due to the low price of the Company’s stock at the end of 2008, the Company started a common stock buyback program in which they purchased 129,259 shares of the Company’s common stock during 2008 for $760 and 18,959 shares for $231 in 2009, for a total 148,218 for $991 as of December 31, 2009.  These shares were recorded at the Company’s acquisition cost and are presented as treasury stock.

Contributed Capital - On April 1, 2005, two officers and shareholders (Officers) of the Company and a related investor entered into an agreement whereby the Officers agreed to devote substantial energies, contacts and efforts to build the Company and the shareholder agreed to fund the monthly expenses of the Company up to $165,000 in order to build value in the Company and their respective stockholdings.  The related investor subsequently made additional investments without additional stock compensation.  During the years ended 2007 and 2006 and for the period February 14, 2005 (inception) through December 31, 2005 the shareholder contributed $90,000, $288,648 and $158,671, respectively, for a total of $537,319.  No additional shares have been issued or are expected to be issued as compensation for the funds received during this time period.  These amounts have recorded as additional paid in capital in the accompanying financial statements.

Common Stock Repurchase Agreements – Effective December 27, 2007, the Company purchased 92,734,000 shares of its own common stock from four investors for a total of $1,031,177 in order to secure the future fundings.  The Company signed four notes that total this amount each maturing on December 27, 2009.   The interest, which is paid at maturity, is based on a formula tied to the Company’s stock price.

In 2008, during the common share retirement process required under this agreement, it was determined that there were 99,997 less shares held by the investors than originally estimated.  The parties to the agreement decided that the price per share would be adjusted and that the total transfer price of the debt and the shares would not be altered.  This adjustment is reflected as a 2008 transaction in the statement of equity (deficit).

In August of 2008, these four notes, plus accrued interest, for a total of $1,587,581 were exchanged for 3,968,953 series B convertible preferred shares as described in Note 10.

Employee Stock Options – Effective January 10, 2008, the Company issued stock options for 20 million shares to each the CEO and COO with a 10 year term expiring January 10, 2018 with a strike price of $0.003 per share.  Of the total stock options for 40 million shares, 30 million were vested when the contract was signed and the remaining 10 million shares vested on January 1, 2009.  The options have piggyback registration rights. Stock option expense of $75,000 was recorded on the 30 million options that were vested on January 10, 2008 when the management agreement was signed. The compensation expense of the remaining 10 million options, totaling $25,000, was recognized prorata from January 10, 2008 through January 10, 2009.  Total stock option expense for the period January 1, 2010 to November 9, 2010, year ended December 31, 2009 and the period February 14, 2005 (inception) to November 9, 2010 was $0, $617 and $100,000, respectively.  The stock option expense was computed based on the Black-Scholes valuation model based on a historical volatility factor of 306%, Risk-Free interest rate of 3.91%, expected maturity of 5 years (using the simplified method) and expected dividends of $0.  While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

A summary of employee options for the year ended December 31, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, December 31, 2009	40,000,000	$0.003	8.0	-
Granted	-	-		-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2010	40,000,000	$0.003	7.0	-
Exercisable, December 31, 2010	40,000,000	$0.003	7.0	-

The above stock options were cancelled on June 17, 2011 by the management team.  See Note 15.

A summary of employee options for the year ended December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, December 31, 2008	40,000,000	$0.003	9.0	-
Granted	-	-		-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2009	40,000,000	$0.003	8.0	-
Exercisable, December 31, 2009	40,000,000	$0.003	8.0	-

A summary of employee options for the period February 14, 2005 (inception) to November 9, 2010 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Employee Options	Options	Price	Term	Value

Options Outstanding, February 14, 2005 (inception)	-	-	-	-
Granted	40,000,000	$0.003	10.0	-
Exercised	-	-		-
Forfeited	-	-		-
Expired	-	-		-
Options Outstanding, December 31, 2010	40,000,000	$0.003	7.0	-
Exercisable, December 31, 2010	40,000,000	$0.003	7.0	-

Consultant Stock Options – Effective December 20, 2007 the Company issued stock options to a consultant that expire on the earlier of ten years or one year from the termination of the contract with the consultant.  Once vested these options provide the consultant the right to purchase up to 5 million shares of common stock at an exercise price of $0.002 per share.  Of the total options issued, 1 million were vested and $2,000 expense recognized on December 20, 2007, 2 million will vest when an HMO certificate of Authority is issued by the state of Florida and the final 2 million will vest when certification is received from The Centers for Medicare and Medicaid Services as a Medicare Advantage Plan.  Since the final 4 million options are contingent on future events only the expense for the first one million options were recognized in the accompanying financial statements.    The contract with this consultant was terminated on July 1, 2008.  Accordingly, the first million options expired under the stock option agreement when it was not exercised by July 1, 2009 and the final 4 million options did not vest because the conditions in the agreement were not met.

The $0.002 per option or total $10,000 fair value of the 1 million options was estimated using the Black-Scholes valuation model.  The Company assumptions used in the valuation process were as follows:

2007
Volatility (based on historical data)	299%
Risk-Free Interest Rate	3.25%
Expected maturity	10 Years
Expected dividends	0%

The weighted-average grant-date fair value of the options granted to employees during the year-ended 2007 (the only year granted) was $0.002 per share.

A summary of consultant options for the year ended December 31, 2009 is presented below:

Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	No. of	Exercise	Contractual	Intrinsic
Consultant Options	Options	Price	Term	Value

Options Outstanding, December 31, 2008	5,000,000	$0.002	9.0	-
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Expired	(5,000,000)	$0.002	8.0	-
Options Outstanding, December 31, 2009	-	-	-	-
Exercisable, December 31, 2009	-	-	-	-

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

12. INCOME TAXES

There was no income tax expense for the years ended December 31, 2010 and 2009 and for the period February 14, 2005 (inception) through December 31, 2010, due to the Company's net losses.

The blended Federal and State tax rate of 39.5% applies to loss before taxes. The Company's tax expense differs from the “expected” tax expense for Federal income tax purposes for the years ended December 31, 2010 and 2009 and for the period February 14, 2005 (inception) through December 31, 2010, (computed by applying the blended United States Federal and State Corporate tax rate of 39.5% to net loss attributable to PHYH before taxes), as follows:

			February 14, 2005
	Year ended		(Inception) to
	2010	2009	December 31, 2010

Computed “expected” tax benefit	$(269,532)	$(198,132)	$(2,059,823)
Stock issued for services	-	-	67,116
Meals	228	611	2,329
Change in deferred tax asset valuation allowance	269,304	197,521	1,990,378
Deferred tax asset	$-	$-	$-

The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at the end of each period are as follows:

Deferred tax assets:	2010	2009

Net operating loss carryforward	$1,252,892	$832,442
Accounts receivable allowance	-	24,703
Impairment loss on investment	-	126,444
Stock issued for interest	697,439	697,439
Stock option expense	40,046	40,046
Less valuation allowance	(1,990,377)	(1,721,074)
Net deferred tax assets	$-	$-

The valuation allowance at December 31, 2010 and December 31, 2009 was $1,990,377 and $1,721,074, respectively. The increase in the valuation allowance for 2010 and 2009 was $269,304 and $197,521, respectively.  The Company has a net operating loss carryforward of approximately $3,171,879 available to offset future U.S. net income over 20 years through 2030.

The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. In addition, utilization of these NOL carryforwards may be limited due to ownership changes as defined in the Internal Revenue Code.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

13. RELATED PARTIES

The management of the Company devoted significant time and resources to establish a 50% owned joint venture, Underwriters, and a risk retention group, Physhield.  On February 27, 2009 the Company purchased another 42.5% of Underwriter’s common stock from the other joint venture partner which gave the Company 92.5% interest in Underwriters, making it a subsidiary.  Prior to this Underwriter stock purchase, the expenses associated with the development of these two entities incurred by the Company and allocated to Underwriters totaled $2,868, and $265,600 for the year ended December 31, 2009 and the period beginning February 14, 2005 (inception) to December 31, 2010, respectively.  The Company recorded these expenses as a receivable and reserved 100% of the receivable as an allowance for bad debts due to the uncertainty of collecting the amounts due.  At the date of the stock purchase this allowance was reversed since no uncertainty remained since both entities are in the accompanying financial statements.

Subsequent to the February 27, 2009 stock purchase all such costs are included in the statement of operation and the corresponding receivables and payables between the Underwriters and PHYH for these cost allocations are eliminated upon consolidation.

Underwriters is the attorney-in-fact for Physhield and the Parent company has purchased the surplus note from the other Underwriters equity partner.  Physhield also owes the Company $243,082 of accrued interest, $87,358 for a start-up loan and $546,443 of shared expenses as described in the preceding paragraphs, for a total of $876,883.  The collectability of these amounts are dependent on Physhield’s ability to pay this debt assuming Physhield can underwrite and enroll an appropriate number of physician subscribers and assuming the reimbursement of all or part of these expenses would be approved by the Physhield Subscriber Advisory Committee that will be reconstituted to include physician subscribers.  Due to the uncertainty of this occurring, the Company has reserved 100% of these receivables.  The Company is also owed $362,251 evidenced by a surplus note and accrued interest receivable from Physhield.  These amounts are considered collectible since Physhield has liquid assets in excess of the amount owed and since there are currently no liabilities or other liens that would have to be satisfied by the Physhield assets.

The Company has contracted with NextPath Partners, LLC (NextPath) to provide full-time marketing and related services for $7,500 per month to support the introduction and sales of Physhield’s medical malpractice products, particularly in Maryland and the District of Columbia.  Services include website development and maintenance, product development, communications, direct marketing to physicians and the development of marketing materials to support Physhield’s Managing General Agent, Palumbo Insurance Associates.  NextPath is owned and operated by the spouse of the President and CEO of the Company.  NextPath has more than twenty years executive management experience in target marketing for a Fortune 500 media corporation and complies with the Company’s Related Parties Policy.  Next Path was paid $52,500, $0 and $52,500 for the years ended December 31, 2010 and 2009 and for the period February 14, 2005 (inception) through December 31, 2010, respectively.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements
For the years ended December 31, 2010 and 2009 and
For the period from February 14, 2005 (Inception) to December 31, 2010

14.    S UPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company’s supplemental non-cash investing and financing activities are summarized as follows (see statements of cash flows):

	For the Year Ended		February 14, 2005
	December 31,		(inception) to
	2010	2009	December 31, 2010
Repurchase company stock with note	$-	$-	$1,031,177
Payment of debt with issuance of series B preferred stock	$-	$-	$7,367,883
Discount on note payable	$-	$-	$50,959
Settlement of escrow to acquire investment	$-	$500,000	$500,000
Unrealized gain on investments	$155,721	$47,145	$202,866
Note receivable issued by related party for account receivable	$50,000	$-	$50,000

Acquisition of Underwriters:
Underwriter liabilities assumed	$-	$495,863	$495,863
Gain on Underwriters' stock previously held	-	250	250
Noncontrolling interest	-	38	38
Goodwill recognized	-	(487,320)	(487,320)
Purchase of Underwriters' stock, net of cash received	$-	$8,831	$8,831

Spin-off of assets and liabilities to Phyhealth Corporation:
Convertible note receivable, net of current portion	$600,000		$600,000
Marketable equity security	697,750		697,750
Non-marketable equity securities	77,500		77,500
Prepaid expenses	16,587		16,587
Due from related party	3,224		3,224
Website	3,431		3,431
Furniture & software	11,045		11,045
Surplus note receivable and interest receivable	362,251		362,251
Other assets	2,533		2,533
Goodwill - Underwriters	487,320		487,320
Accounts payable & accrued liabilities	(22,430)		(22,430)
Due to related party	(23,833)		(23,833)
Accrued payroll liabilties	(39,596)		(39,596)
Additional paid-in capital	(2,120,878)		(2,120,878)
Accumulated other comprehensive income- unrealized gain on investment	(202,866)		(202,866)
Non-controlling interest in Underwriters	29,835		29,835
Cash paid in Spin-off of operations	$(118,127)		$(118,127)

15.  SUBSEQUENT EVENTS

On June 17, 2011, all stock options issued to the management team were cancelled by each member of the management team.  There are no stock options outstanding as of June 17, 2011.

Physicians Healthcare Management Group, Inc.
(a development stage company)

Financial Statements

For the Six Months Ended June 30, 2011 and 2010
and for the Period From February 14, 2005
(Inception) to June 30, 2011

Physicians Healthcare Management Group, Inc.
(a development stage company)

Physicians Healthcare Management Group, Inc.
(a development stage company)
Balance Sheets

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash	$113	$21,997
Note Receivable - Phyhealth Corpation (net of $50,000 loss recognized on investment in Phyhealth Corporation)	-	-
Total current assets	113	21,997

Total assets	$113	$21,997

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$-	$8,914
Due to related parties	175	21,997
Total current liabilities	175	30,911

Contingency (Note 4)

TEMPORARY EQUITY
Series B convertible preferred stock, $0.001 par value, 38,000,000
shares authorized, 31,116,176 issued and outstanding	7,467,883	7,467,883

STOCKHOLDERS' DEFICIT
Series A convertible preferred stock, $0.001 par value,
162,000,000 shares authorized, issued and outstanding	162,000	162,000
Common stock, $0.001 par value, 425,000,000 authorized,
156,073,725 issued and 155,925,507 outstanding.	156,074	156,074
Additional paid-in capital	(2,020,878)	(2,020,878)
Less: treasury stock, at cost (148,218 common shares)	(991)	(991)
Deficit accumulated during the development stage	(5,764,150)	(5,773,002)
Total stockholders' deficit	(7,467,945)	(7,476,797)
Total liabilities and deficit	$113	$21,997

The accompanying unaudited  notes are an integral part of these unaudited financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Statements of Operations and Comprehensive Income (Loss) - Unaudited

	Three months ended June 30,		Six months ended June 30,		February 14, 2005 (Inception) to
	2011	2010	2011	2010	June 30, 2011
Operating expenses:
Officer compensation	-	$52,827	-	$110,410	$1,101,984
Consulting and professional fees	-	101,244	-	155,550	1,499,957
Operating expenses	-	-	-	-	139,270
Bad debt expense	-	67,753	-	111,433	320,843
General and administration expense (recovery)	274	30,171	253	48,447	491,024
Total operating expense (recovery)	274	251,995	253	425,840	3,553,078
Income (loss) from operations	(274)	(251,995)	(253)	(425,840)	(3,553,078)

Other income (expense):
Equity method loss in joint venture	-	-	-	-	(50,250)
Realized gain on sale of equity securities	-	-	-	-	159,225
Impairment loss on investment	-	-	-	-	(320,111)
Interest expense	-	-	-	-	(1,765,669)
Interest income	-	449	-	7,298	109,632
Loan extension fees	-	-	-	45,000	171,000
Other income	191	-	9,105	-	13,488
Total other income (expense)	191	449	9,105	52,298	(1,682,685)
Net income (loss)	(83)	(251,546)	8,852	(373,542)	(5,235,763)
Add: net loss attributable to noncontrolling interest	-	349	-	10,952	29,873
Net income (loss) attributable to Physicians Healthcare Management Group, Inc.	$(83)	$(251,197)	$8,852	$(362,590)	$(5,205,890)
Net income (loss) per share - basic and diluted	$(0.00)	$(0.00)	$0.00	$(0.00)	$(0.03)
Weighted average shares outstanding - basic and diluted	155,925,507	155,925,507	155,925,507	155,925,507	161,441,840

Net income (loss)	$(83)	$(251,546)	$8,852	$(373,542)	$(5,235,763)
Unrealized investment holding gain	-	(168,938)	-	(79,238)	362,091
Less: reclassification adjustment for realized gains included in net loss	-	-	-	-	(159,225)
Net unrealized holding gain	-	(168,938)	-	(79,238)	202,866
Transfer of cumulative unrealized holding gain on spin-off	-	-	-	-	(202,866)
Comprehensive income (loss)	(83)	(420,484)	8,852	(452,780)	(5,235,763)
Net loss attributable to noncontrolling interest	-	349	-	10,952	29,873
Comprehensive income (loss) attributable to Physicians Healthcare Management Group, Inc.	$(83)	$(420,135)	$8,852	$(441,828)	$(5,205,890)

The accompanying unaudited  notes are an integral part of these unaudited financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Statements of Cash Flows - Unaudited

	Six months ended		February 14, 2005
	June 30,		(inception) to
	2011	2010	June 30, 2011
Cash from operating activities:
Net income (loss) attributable to Physicians Healthcare Management Group, Inc.	$8,852	$(362,590)	$(5,205,890)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Net loss attributable to noncontrolling interests	-	(10,952)	(29,873)
Equity method loss in joint venture	-	-	50,250
Gain on sale of equity securities	-	-	(159,225)
Gain on Underwriters stock previously held	-	-	(250)
Impairment loss on investment	-	-	320,111
Amortization of note receivable discount	-	-	(71,111)
Loan extension fee received in securities	-	(45,000)	(171,000)
Gain on return of application fee	-	-	(25,000)
Expenses paid by related party	-	-	26,888
Adjustment to stock purchase agreement	-	-	100
Interest expense paid in stock	-	-	1,765,671
Bad debt expense (reversal)	-	111,433	320,843
Issuance of stock to founders and for services	-	-	251,572
Issuance of options for services	-	-	102,000
Depreciation and amortization	-	3,437	25,123
Changes in operating assets and liabilities:	-
Other current assets	-	1,000	(16,587)
Other assets	-	-	(2,533)
Surplus note interest receivable	-	-	(2,620)
Accounts payable	(8,914)	10,278	22,429
Accrued payroll liabilities	-	8,516	39,596
Due from related party	(21,822)	(111,433)	(575,764)
Net cash used in operating activities	(21,884)	(395,311)	(3,335,270)

Cash flows from investing activities:
Investment in joint venture	-	-	(250)
Cash paid in spin-off of operations	-	-	(118,127)
Purchase of certificate of deposit	-	(7,298)	(1,007,298)
Proceeds from maturity of certificates of deposit	-	353,420	1,007,298
Reimbursement (deposit) of escrow funds and fees for HMO	-	-	25,000
Purchase of convertible note receivable	-	-	(568,889)
Purchase of marketable securities	-	-	(105,000)
Proceeds from sale of marketable securities	-	-	363,841
Purchase of non-marketable securities	-	-	(321,111)
Purchase of surplus note, loan and accrued interest	-	-	(589,788)
Deposit into escrow for Purchase of investment	-	-	(500,000)
Purchase of Underwriters' stock, net of cash received	-	-	8,831
Purchase of furniture, equipment and website	-	(2,676)	(39,599)
Net cash provided by (used in) investing activities	-	343,446	(1,845,092)

Cash flows from financing activities:
Proceeds from capital contributions	-	-	512,319
Purchase of treasury stock	-	-	(991)
Proceeds from note payable	-	-	71,035
Proceeds from sale of series B preferred shares	-	-	100,000
Payment of note payable	-	-	(100,000)
Proceeds from issuance of note payable	-	-	4,598,112
Net cash provided by (used in) financing activities	-	-	5,180,475
Net increase (decrease) in cash	(21,884)	(51,865)	113
Cash, beginning of period	21,997	122,966	-
Cash, end of period	$113	$71,101	$113

Supplemental disclosures of cash flow information:
Cash paid for interest paid	$-	$-	$-
Cash paid for income taxes paid	$-	$-	$-

The accompanying unaudited  notes are an integral part of these unaudited financial statements.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements - Unaudited
For the six months ended June 30, 2011 and 2010 and
For the period from February 14, 2005 (Inception) to June 30, 2011

1.  ORGANIZATION, NATURE OF BUSINESS, BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation– The accompanying unaudited  financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations.  It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.  For further information, refer to the audited financial statements and footnotes of the company for the years ending December 31, 2010 and 2009.

Organization - Physicians Healthcare Management Group, Inc., a Nevada corporation (the Company, PHYH or Parent) was formed on February 14, 2005 and has been in the development stage and its efforts through November 9, 2010 have been principally devoted to organizational activities, raising capital, evaluating operational opportunities and fulfilling regulatory requirements.  On November 10, 2010 the Company spun off all operations and the majority of its assets and liabilities to a previously dormant subsidiary, Phyhealth Corporation, as more fully described below in Note 3.  The Company has not realized any revenues from its planned operations during the life of the Company.

Prior to the Spin-off, the Company owned and included the following subsidiaries in its consolidated financial statements:

•	Physicians Healthcare Management Group, Inc., (“Phyhealth Old” or “Subsidiary”), an Illinois corporation.

•	Florida Physicians, LLC (“Florida Physicians” or “LLC”) created on November 29, 2007.

•	Phyhealth Plan Corporation (“Plancorp” or “HMO”) created on September 4, 2007 in the state of Florida.

•	Phyhealth Corporation, created on January 18, 2008 in the state of Delaware.

•
Phyhealth Underwriters, Inc. (Underwriters) which was 92.5% owned by the Company and 7.5% owned by a joint venture partner, Atlas Insurance Management (Atlas).  It was created to act as the legally required Attorney-in-fact for risk retention groups. ;

•	Phyhealth Sleep Care Corporation was created on September 29, 2010 in the state of Delaware in order to own and operate diagnostic and therapeutic sleep care facilities.

Prior to November 10, 2010 these companies were consolidated in the Company’s financial statements but are no longer consolidated in the attached financial statements.

Nature of Discontinued Business and Current Operations – Prior to the Spin-off, the Company was developing its two products, community health plans and medical malpractice liability insurance programs.  Subsequent to the spin-off, the company has no operations of any kind.

Net Income (Loss) Per Share - Basic income (loss) per common share is based on the weighted-average number of all common shares outstanding. The computation of diluted loss per share does not assume the conversion, exercise or contingent issuance of securities because that would have an anti-dilutive effect on loss per share.  The computation of diluted income per share does assume conversion, exercise of all contingent issuances.

As of June 30, 2011 there were 162,000,000 series A preferred shares convertible into 162,000,000 common shares, and 31,116,176 series B preferred shares convertible in to 1,244,647,040 common shares which may dilute future earnings per share.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements - Unaudited
For the six months ended June 30, 2011 and 2010 and
For the period from February 14, 2005 (Inception) to June 30, 2011

Going Concern - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has a net income of $8,852 and net cash used in operations of $21,884 for the six months ended June 30, 2011 and a negative working capital, stockholders’ deficit and a deficit accumulated during the development stage of $62, $7,467,945, and $5,764,150, respectively, at June 30, 2011.  While the company has net income it has no business activity or source of funding to meet new obligations if incurred.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

Management has no business plans for the Company besides finding a buyer and/or a merger or acquisition candidate.

Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that affect accounting, reporting, and disclosure of financial information by the Company.

In December 2010, the FASB issued ASU 2010-28, “When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts.”  The amendments in this Update affect all entities that have recognized goodwill and have one or more reporting units whose carrying amount for purposes of performing Step 1 of the goodwill impairment test is zero or negative. The amendments in this Update modify Step 1 so that for those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists.  This disclosure is effective for the Company’s financial statements ending December 31, 2011.  Management doesn’t believe that this ASU will have a material impact on its financial statements.

2. NOTE RECEIVABLE – PHYHEALTH CORPORATION

According to the spin-off agreement, Phyhealth Corporation was to provide the Company with $50,000 in cash from the investments transferred during the Spin-off.  However, as of June 30, 2011 the cash account of the Company was being used to support the ongoing operating activities of Phyhealth Corporation.  Consequently, Phyhealth Corporation issued a promissory note for $50,000 payable to the Company.

However, because the Company owns 35% of Phyhealth Corporations’ outstanding voting shares of common and series A preferred stock, the Company is deemed to have significant influence, but not control, over Phyhealth Corporation.  Therefore, the Company accounts for its ownership interest in Phyhealth Corporation under the equity method of accounting.  Under the equity method the Company must recognize its share of Phyhealth Corporation’s net losses up to the Company’s investment in and receivables from Phyhealth Corporation.  The Company’s share of the loss recognition reduced the amount of the note receivable to $0 as of December 31, 2010 and June 30, 2011.

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements - Unaudited
For the six months ended June 30, 2011 and 2010 and
For the period from February 14, 2005 (Inception) to June 30, 2011

3.  SUPPLEMENTAL NON-CASH INVESTING AND FINANCING ACTIVITIES

The Company’s supplemental non-cash investing and financing activities are summarized as follows (see statements of cash flows):

	For the six months ended		February 14, 2005
	June 30,		(inception) to
	2011	2010	June 30, 2011
Repurchase company stock with note	$-	$-	$1,031,177
Payment of debt with issuance of series B preferred stock	$-	$-	$7,367,883
Discount on note payable	$-	$-	$50,959
Settlement of escrow to acquire investment	$-	$-	$500,000
Unrealized gain on investments	$-	$(79,238)	$202,866
Note receivable issued by related party for account receivable	$-	$-	$50,000

Acquisition of Underwriters:
Underwriter liabilities assumed	$-	$-	$495,863
Gain on Underwriters' stock previously held	-	-	250
Noncontrolling interest	-	-	38
Goodwill recognized	-	-	(487,320)
Purchase of Underwriters' stock, net of cash received	$-	$-	$8,831

Spin-off of assets and liabilities to Phyhealth Corporation:

Convertible note receivable, net of current portion	$-	$-	$600,000
Marketable equity security	-	-	697,750
Non-marketable equity securities	-	-	77,500
Prepaid expenses	-	-	16,587
Due from related party	-	-	3,224
Website	-	-	3,431
Furniture & software	-	-	11,045
Surplus note receivable and interest receivable	-	-	362,251
Other assets	-	-	2,533
Goodwill - Underwriters	-	-	487,320
Accounts payable & accrued liabilities	-	-	(22,430)
Due to related party	-	-	(23,833)
Accrued payroll liabilties	-	-	(39,596)
Additional paid-in capital	-	-	(2,120,878)
Accumulated other comprehensive income- unrealized gain on investment	-	-	(202,866)
Non-controlling interest in Underwriters	-	-	29,835
Cash paid in Spin-off of operations	$-	$-	$(118,127)

Physicians Healthcare Management Group, Inc.
(a development stage company)
Notes to Financial Statements - Unaudited
For the six months ended June 30, 2011 and 2010 and
For the period from February 14, 2005 (Inception) to June 30, 2011

4.  CONTINGENCIES - LITIGATION

One of the Company’s investors has initiated litigation claiming that the August 2008 conversion of their convertible debentures into Series B Preferred shares should be voided since they believe their Investment Advisor also represented the Company at that time.  The investment advisor and the Company deny that there was any conflict of interest or wrong doing in this conversion.

If the conversion is declared to be void, the investor seeks judgment on the convertible debenture, in an amount of approximately $250,000.  The management team believes this case is without merit and has asked legal counsel to vigorously contest this matter.  Legal counsel has filed for a summary judgment to dismiss this case.  No judgment has been made on this matter.  The Company’s management believes it has appropriate defenses to this claim and does not believe that the outcome of this litigation will have a material impact to the Company’s financial statements.  No liability has been recorded in the Company’s financial records regarding this litigation.

5.  EQUITY – STOCK OPTIONS

On June 17, 2011, all stock options issued to the management team were cancelled by each member of the management team.  There are no stock options outstanding as of June 17, 2011.